         FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-3, as Issuer

            FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

       WELLS FARGO BANK, N.A., as Trust Administrator and Master Servicer

                     FIELDSTONE SERVICING CORP., as Servicer

            JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Subservicer

                  FIELDSTONE INVESTMENT CORPORATION, as Seller

                                       and

            HSBC BANK USA, NATIONAL ASSOCIATION, as Indenture Trustee

                                   ----------

                        TRANSFER AND SERVICING AGREEMENT

                          Dated as of November 1, 2005

                                   ----------

               FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-3
                              MORTGAGE-BACKED NOTES

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.    Definitions..............................................    6
Section 1.02.    Calculations With Respect to the Mortgage Loans..........   42
Section 1.03.    Calculations With Respect to Accrued Interest............   42

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

Section 2.01.    Creation and Declaration of Trust Estate; Conveyance of
                 Initial Mortgage Loans...................................   42
Section 2.02.    Acceptance of Trust Estate; Review of Documentation......   45
Section 2.03.    Grant Clause.............................................   47
Section 2.04.    Subsequent Transfers.....................................   49
Section 2.05.    Option to Contribute Derivative Instrument...............   51

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.01.    Representations and Warranties of the Depositor and the
                 Seller...................................................   51
Section 3.02.    Discovery of Breach......................................   53
Section 3.03.    Repurchase, Purchase or Substitution of Mortgage Loans...   54

                                   ARTICLE IV

       ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS BY THE SERVICER

Section 4.01.    Seller's Engagement of Servicer to Perform Servicing
                 Responsibilities.........................................   55
Section 4.02.    Servicing of the Mortgage Loans..........................   56
Section 4.03.    Payments To the Master Servicer..........................   69
Section 4.04.    General Servicing Procedures.............................   71
Section 4.05.    Representations, Warranties and Agreements...............   74
Section 4.06.    The Servicer and the Subservicer.........................   79
Section 4.07.    Termination for Cause....................................   82
Section 4.08.    Successor to Servicer and Subservicer, Miscellaneous
                 Provisions...............................................   85
Section 4.09.    Miscellaneous Servicing Provisions.......................   88

                                    ARTICLE V

       ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY THE MASTER
                      SERVICER AND THE TRUST ADMINISTRATOR

Section 5.01.    Duties of the Master Servicer; Representations and
                 Warranties...............................................   89

Section 5.02.    Master Servicer Fidelity Bond and Master Servicer Error s
                 and Omissions Insurance Policy...........................    91
Section 5.03.    Master Servicer's Financial Statements and Related
                 Information..............................................    91
Section 5.04.    Power to Act; Procedures.................................    92
Section 5.05.    Enforcement of Servicer's and Master Servicer's
                 Obligations..............................................    93
Section 5.06.    [Reserved]...............................................    93
Section 5.07.    Collection Account.......................................    94
Section 5.08.    Application of Funds in the Collection Account...........    95
Section 5.09.    Reports to Indenture Trustee and Noteholders.............    97
Section 5.10.    Termination of Servicer or Subservicer; Successor
                 Servicers................................................   100
Section 5.11.    Master Servicer Liable for Enforcement...................   101
Section 5.12.    Assumption of Master Servicing by Indenture Trustee......   101
Section 5.13.    [Reserved]...............................................   101
Section 5.14.    Release of Mortgage Files................................   101
Section 5.15.    Documents, Records and Funds in Possession of Master
                 Servicer To Be Held for Indenture Trustee................   102
Section 5.16.    Opinion..................................................   104
Section 5.17.    [Reserved]...............................................   104
Section 5.18.    [Reserved]...............................................   104
Section 5.19.    [Reserved]...............................................   104
Section 5.20.    Indenture Trustee To Retain Possession of Certain
                 Insurance Policies and Documents.........................   104
Section 5.21.    Compensation to the Master Servicer......................   104
Section 5.22.    [Reserved]...............................................   104
Section 5.23.    Reports to the Indenture Trustee.........................   104
Section 5.24.    Annual Officer's Certificate as to Compliance............   105
Section 5.25.    Annual Independent Accountants' Servicing Report.........   106
Section 5.26.    Merger or Consolidation..................................   106
Section 5.27.    Resignation of Master Servicer...........................   106
Section 5.28.    Assignment or Delegation of Duties by the Master
                 Servicer.................................................   107
Section 5.29.    Limitation on Liability of the Master Servicer and
                 Others...................................................   107
Section 5.30.    Indemnification; Third-Party Claims......................   108
Section 5.31.    Alternative Index........................................   108
Section 5.32.    Transfer of Servicing....................................   108

                                   ARTICLE VI

                        DEPOSITS AND PAYMENTS TO HOLDERS

Section 6.01.    The Collection Account...................................   110
Section 6.02.    Payments from the Collection Account.....................   110
Section 6.03.    Net Swap Payments and Net Swap Receipts..................   123
Section 6.04.    Control of the Trust Account and Deferred Interest.......   123
Section 6.05.    Advances by Master Servicer and Servicer.................   127
Section 6.06.    Pre-Funding Account......................................   127
Section 6.07.    Establishment of Basis Risk Reserve Account..............   128

                                   ARTICLE VII

                        ADMINISTRATION OF THE AGREEMENTS

Section 7.01.    Duties of the Trust Administrator........................   128
Section 7.02.    Duties of the Trust Administrator With Respect to the
                 Indenture, the Trust Agreement and this Agreement........   131
Section 7.03.    Records..................................................   131
Section 7.04.    Compensation.............................................   132
Section 7.05.    Additional Information to be Furnished to the Issuer.....   132
Section 7.06.    Independence of the Trust Administrator..................   132
Section 7.07.    No Joint Venture.........................................   132
Section 7.08.    Other Activities of Trust Administrator and the
                 Depositor................................................   132
Section 7.09.    Resignation and Removal of Trust Administrator...........   132
Section 7.10.    Action upon Termination, Resignation or Removal of the
                 Trust Administrator......................................   133

                                  ARTICLE VIII

                        MASTER SERVICER EVENTS OF DEFAULT

Section 8.01.    Master Servicer Events of Default; Indenture Trustee To
                 Act; Appointment of Successor............................   134
Section 8.02.    Additional Remedies of Indenture Trustee Upon Event of
                 Default..................................................   138
Section 8.03.    Waiver of Defaults.......................................   138
Section 8.04.    Notification to Holders..................................   138
Section 8.05.    Directions by Noteholders and Duties of Indenture
                 Trustee During Master Servicer Event of Default..........   138
Section 8.06.    Action Upon Certain Failures of the Master Servicer and
                 Upon Master Servicer Event of Default....................   139
Section 8.07.    Preparation of Reports...................................   139

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.    Termination..............................................   140
Section 9.02.    Termination Prior to Maturity Date; and Optional
                 Redemption...............................................   140
Section 9.03.    Certain Notices upon Final Payment.......................   141
Section 9.04.    Beneficiaries............................................   141

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.   Binding Nature of Agreement; Assignment..................   141
Section 10.02.   Entire Agreement.........................................   141
Section 10.03.   Amendment................................................   141
Section 10.04.   Acts of Noteholders......................................   143
Section 10.05.   Recordation of Agreement.................................   143

Section 10.06.   Governing Law............................................   143
Section 10.07.   Notices..................................................   143
Section 10.08.   Severability of Provisions...............................   145
Section 10.09.   Indulgences; No Waivers..................................   146
Section 10.10.   Headings Not To Affect Interpretation....................   146
Section 10.11.   Benefits of Agreement....................................   146
Section 10.12.   Special Notices to the Rating Agencies...................   146
Section 10.13.   Counterparts.............................................   147
Section 10.14.   Execution by the Issuer..................................   147

                                   ATTACHMENTS

Exhibit A- 1   Form of Initial Certification
Exhibit A-2    Form of Interim Certification
Exhibit A-3    Form of Final Certification
Exhibit A-4    Form of Endorsement
Exhibit B-1    Form of Swap Agreement
Exhibit B-2    [RESERVED]
Exhibit C      Form of Lost Note Affidavit
Exhibit D      Custodial Agreement
Exhibit E      Custodial Account Letter Agreement
Exhibit F      Escrow Account Letter Agreement
Exhibit G-1    Form of Monthly Remittance Advice
Exhibit G-2    Standard Layout For Monthly Defaulted Loan Report
Exhibit G-3    Form 332 Realized Loss Report
Exhibit H      JPM Form of Sarbanes Back-up Certification
Exhibit I      Form of Subsequent Transfer Agreement
Exhibit J      Subsequent Mortgage Loan Criteria
Exhibit K      Fannie Mae Guide Announcement 95-19
Schedule A     Mortgage Loan Schedule

     This TRANSFER AND SERVICING AGREEMENT, dated as of November 1, 2005 (the "Agreement" or the "Transfer and Servicing Agreement"), is by and among FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2005-3, a Delaware statutory trust, as issuer (the "Issuer"), FIELDSTONE MORTGAGE INVESTMENT CORPORATION, a Maryland corporation, as depositor (the "Depositor"), HSBC BANK USA, NATIONAL ASSOCIATION, as indenture trustee (the "Indenture Trustee"), WELLS FARGO BANK, N.A., as trust administrator (the "Trust Administrator") and master servicer (the "Master Servicer"), FIELDSTONE SERVICING CORP., as servicer (the "Servicer"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as subservicer (the "Subservicer") and FIELDSTONE INVESTMENT CORPORATION, as seller (the "Seller").

                              PRELIMINARY STATEMENT

     WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, adjustable rate and fixed rate, residential mortgage loans identified in Schedule A hereto (the "Mortgage Loans") on a servicing-retained basis from the Seller pursuant to the Mortgage Loan Purchase Agreement, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

     WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

     WHEREAS, on the Closing Date, the Depositor will acquire the Notes from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

     WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes and each Swap Agreement;

     WHEREAS, the Seller desires that the Servicer service the Mortgage Loans upon such transfer to the Issuer pursuant to this Agreement, and the Servicer has agreed to do so;

     WHEREAS, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator have agreed pursuant to this Agreement that the Subservicer shall service the Mortgage Loans beginning on the Closing Date pursuant to this Agreement but that the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans;

     WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Indenture Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer and the Subservicer under this Agreement upon the occurrence and continuance of a Servicing Event of Default as provided herein;

         WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Seller will assign all of its rights with respect to the Mortgage Loans (other than the servicing rights) to the Indenture Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Indenture Trustee, as assignee of the Seller.

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, including (i) the Depository Agreement and (ii) the Indenture (the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

     WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the undivided subordinate beneficial ownership interest in the Issuer represented by the Ownership Certificate;

     WHEREAS, the Issuer desires to have the Trust Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

     WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     The following table sets forth (or describes) the Class designation, Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture.

                                   Initial
   Class                      Security Principal      Minimum
Designation   Interest Rate         Amount         Denominations
-----------   -------------   ------------------   -------------
Class 1-A           (1)          $316,989,000         $100,000
Class 2-A1          (2)          $294,358,000         $100,000
Class 2-A2          (3)          $262,801,000         $100,000
Class 2-A3          (4)          $ 15,000,000         $100,000
Class M1            (5)          $ 44,283,000         $100,000
Class M2            (6)          $ 41,369,000         $100,000
Class M3            (7)          $ 27,968,000         $100,000
Class M4            (8)          $ 19,811,000         $100,000
Class M5            (9)          $ 19,228,000         $100,000
Class M6           (10)          $ 18,645,000         $100,000
Class M7           (11)          $ 18,645,000         $100,000
Class M8           (12)          $ 15,149,000         $100,000

Class M9           (13)          $12,819,000         $100,000
Class M10          (14)          $20,976,000         $100,000
Class M11          (15)          $11,653,000         $100,000
Class M12          (16)          $ 8,740,000         $100,000
Class M13          (17)          $ 7,575,000         $100,000

(1) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 1-A Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.245% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A Notes will be equal to LIBOR plus 0.490% per annum beginning on the Stepup Date and each Payment Date thereafter.

(2) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A1 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.120% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A1 Notes will be equal to LIBOR plus 0.240% per annum beginning on the Stepup Date and each Payment Date thereafter.

(3) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A2 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.260% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A2 Notes will be equal to LIBOR plus 0.520% per annum beginning on the Stepup Date and each Payment Date thereafter.

(4) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class 2-A3 Notes is the per annum rate equal to the least of (i) LIBOR plus 0.340% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A3 Notes will be equal to LIBOR plus 0.680% per annum beginning on the Stepup Date and each Payment Date thereafter.

(5) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M1 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.430% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Notes will be equal to LIBOR plus 0.645% per annum beginning on the Stepup Date and each Payment Date thereafter.

(6) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M2 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.450% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Notes will be equal to LIBOR plus 0.675% per annum beginning on the Stepup Date and each Payment Date thereafter.

(7) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M3 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.480% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M3 Notes will be equal to LIBOR plus 0.720% per annum beginning on the Stepup Date and each Payment Date thereafter.

(8) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M4 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.600% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M4 Notes will be equal to LIBOR plus 0.900% per annum beginning on the Stepup Date and each Payment Date thereafter.

(9) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M5 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.630% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M5 Notes will be equal to LIBOR plus 0.945% per annum beginning on the Stepup Date and each Payment Date thereafter.

(10) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M6 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 0.690% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M6 Notes will be equal to LIBOR plus 1.035% per annum beginning on the Stepup Date and each Payment Date thereafter.

(11) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M7 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 1.200% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M7 Notes will be equal to LIBOR plus 1.800% per annum beginning on the Stepup Date and each Payment Date thereafter.

(12) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M8 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 1.450% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M8 Notes will be equal to LIBOR plus 2.175% per annum beginning on the Stepup Date and each Payment Date thereafter.

(13) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M9 Notes is the per annum rate equal to the least of
     (i) LIBOR plus 2.000% per annum, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap for such Payment Date; provided, that the per annum rate calculated pursuant to clause (i) above with respect to the Class M9 Notes will be equal to LIBOR plus 3.000% per annum beginning on the Stepup Date and each Payment Date thereafter.

(14) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M10 Notes is the per annum rate equal to the least of
     (i) 5.000% and (ii) the Available Funds Rate for such Payment Date; provided, that the per annum rate set forth in clause (i) above will increase to 5.500% beginning on the Stepup Date and each Payment Date thereafter.

(15) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M11 Notes is the per annum rate equal to the least of
     (i) 5.000% and (ii) the Available Funds Rate for such Payment Date; provided, that the per annum rate set forth in clause (i) above will increase to 5.500% beginning on the Stepup Date and each Payment Date thereafter.

(16) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M12 Notes is the per annum rate equal to the least of
     (i) 5.000% and (ii) the Available Funds Rate for such Payment Date; provided, that the per annum rate set forth in clause (i) above will increase to 5.500% beginning on the Stepup Date and each Payment Date thereafter.

(17) The Interest Rate with respect to any Payment Date (and the related Accrual Period) for the Class M13 Notes is the per annum rate equal to the least of
     (i) 5.000% and (ii) the Available Funds Rate for such Payment Date; provided, that the per annum rate set forth in clause (i) above will increase to 5.500% beginning on the Stepup Date and each Payment Date thereafter.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accounts. Any or all of the Custodial Accounts, Escrow Accounts, Collection Account, Basis Risk Reserve Account, Pre-Funding Account and any other accounts created or maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to this Agreement.

     Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

     Accrual Period: With respect to any Payment Date and any Class of Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes), the period beginning on the Payment Date in the calendar month immediately preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date, and in the case of the Class M10, Class M11, Class M12 and Class M13 Notes, the calendar month preceding the month in which such Payment Date occurs.

     Addition Notice: The notice given pursuant to Section 2.04 with respect to the transfer of Subsequent Mortgage Loans to the Trust pursuant to such Section.

     Advance: With respect to each Servicer Remittance Date and each Mortgage Loan, an amount equal to the Scheduled Payment (with the interest portion of such Scheduled Payment adjusted to the Net Mortgage Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, the Subservicer or Master Servicer, as applicable, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the applicable Servicing Administration Fee Rate and the applicable Master Servicing Fee Rate.

     Aggregate Collateral Balance: As of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account exclusive of investment income. As of the Closing Date, an amount equal to the sum of the Aggregate Loan Balance as of the Initial Cut-off Date and the amount on deposit in the Pre-Funding Account as of the Closing Date.

     Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

     Aggregate Overcollateralization Release Amount: With respect to any Payment Date, the lesser of (x) the sum of the Principal Funds of each Mortgage Group for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such Payment Date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds of both Mortgage Groups for such date is applied on such Payment Date in reduction of the aggregate of the Note Principal Amounts of the related Notes) exceeds (2) the Targeted Overcollateralization Amount for such Payment Date.

     Agreement: This Agreement and all amendments and supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Administration Fees and Master Servicing Fees attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees, Prepayment Premiums and all other incidental fees and charges.

     Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

     Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Issuer.

     Available Funds Rate: With respect to any Payment Date and for any Class of Notes, a per annum rate equal to the quotient of (a) the excess, if any, of (1) the sum of (A) Interest Funds for Group 1 and (B) Interest Funds for Group 2, over (2) any Net Swap Payments payable to the Swap Counterparty for such Payment Date pursuant to Section 6.02(b)(i) or Section 6.02(c)(i) hereof, as applicable, divided by (b) the product of (i) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes before taking into account any payments of principal on such Payment Date, and (ii) a fraction, the numerator of which is the actual number of days in the related Accrual

Period (or, in the case of the Class M10, Class M11, Class M12 and Class M13 Notes, the numerator of which is 30), and the denominator of which is 360.

     Available Funds Shortfall: With respect to any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) above and interest described in clause (c) below for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) above at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

     Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

     Basis Risk Reserve Account: A separate account established and maintained by the Trust Administrator for the benefit of the Noteholders pursuant to
Section 6.07.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Owner Trustee and the Certificate Registrar to the effect that any proposed transfer of Certificates will not (i) cause the assets of the Trust Estate to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Indenture Trustee.

     Book-Entry Notes: As defined in the Indenture.

     Business Day: Except with respect to the Swap Agreement, any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of Arizona, California, Delaware, Maryland or Minnesota are authorized or obligated by law or executive order to be closed. With respect to the Swap Agreement, "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or London, England are authorized or obligated by law or executive order to be closed.

     Calculation Period End Date With respect to the Swap Agreement, the 25th calendar day of each month commencing in December 2005, regardless of whether such day is a Business Day.

     Certificate Registrar: As defined in the Trust Agreement, the initial Certificate Registrar shall be the Trust Administrator.

     Certificate: The Ownership Certificate.

     Certificateholder: Any registered holder of the Ownership Certificate.

     Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

     Class: All Notes bearing the same class designation.

     Class A Notes: Collectively, the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes.

     Class M Notes: Collectively, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes.

     Class Principal Amount: With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Closing Date: November 23, 2005.

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     Collateral: As defined in the Indenture.

     Collection Account: A separate account established and maintained by the Trust Administrator pursuant to Section 5.07.

     Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) the Servicing Administration Fee payable to the Servicer, with respect to the Servicer, or the portion of the Servicing Administration Fee payable to the Subservicer, with respect to the Subservicer, or, to the extent provided in Section 5.21, the aggregate Master Servicing Fee payable to the Master Servicer, with respect to the Master Servicer, each in respect of such Payment Date.

     Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

     Control: The meaning specified in Section 8-106 of the New York UCC.

     Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

     Corporate Trust Office: With respect to (i) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Notes and for payment thereof is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group (Fieldstone 2005-3), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Group (FIELDSTONE 2005-3) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group (FIELDSTONE 2005-3)); (ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholder, the Trust and the Swap Counterparty, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders, the Trust and the Swap Counterparty; and (iii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at 452 Fifth Avenue, New York, New York 10018, Attention:
Corporate Trust, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Trust and the Swap Counterparty, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Trust and the Swap Counterparty.

     Current Interest: With respect to any Class of Notes and any Payment Date, will equal the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date, provided, however, that for any Class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such Class and Payment Date.

     Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.02(d) of this Agreement.

     Custodial Agreement: The custodial agreement relating to the custody of certain of the Mortgage Loans, substantially in the form attached as Exhibit D hereto, between the Custodian, the Issuer and the Indenture Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, dated as of November 1, 2005.

     Custodian: The custodian appointed by the Indenture Trustee pursuant to the Custodial Agreement, and any successor thereto. The initial Custodian is Wells Fargo Bank, N.A.

     Cut-off Date: With respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.

     Cut-off Date Balance: With respect to the Initial Mortgage Loans, the Aggregate Loan Balance as of the Initial Cut-off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

     Deferred Interest: For any Class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (determined without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for the Class, (b) any amounts due pursuant to clause (a) and interest described in clause (c) below for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such Class determined without regard to the Available Funds Rate.

     Definitive Note: A Note of any Class issued in definitive, fully registered, certificated form.

     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

     Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation having its principal place of business in Columbia, Maryland, or its successors in interest.

     Depository Agreement: The agreement dated November 23, 2005, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

     Determination Date: With respect to each Payment Date, the 15th day of the month in which such Payment Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

     Due Date: The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.02(d), with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month.

     Due Period: With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

     Eligible Institution: Any of the following:

          (i) An institution whose:

               (1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "Aa-" by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

               (2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

          (ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

     Eligible Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

          (iii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any agent of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iv) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Notes Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

          (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

          (vii) a Qualified GIC;

          (viii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (ix) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Master Servicer, the Trust Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common Trust Estates, including any fund for which Wells Fargo Bank, N.A. (the "Bank") in its capacity other than as the Master Servicer, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Trust Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

     provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the New York UCC.

     Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

     Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 4.02(m).

     Errors and Omission Insurance Policy: Any Errors and Omission Insurance policy required to be obtained by the Servicer satisfying the requirements of this Agreement.

     Escrow Account: The separate escrow account (other than a Custodial Account) established and maintained by the Servicer pursuant to Section 4.02(f) of this Agreement.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: A Servicer Event of Default or a Subservicer Event of Default.

     Excess Funding Amount: The amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, exclusive of investment income.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Fannie Mae or FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FIC: Fieldstone Investment Corporation.

     Fidelity Bond: Any fidelity bond to be maintained by the Servicer in accordance with Section 4.02(m).

     Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

     Fitch: Fitch Ratings, or any successor in interest.

     Fixed Rate Cap: With respect to a Payment Date, the per annum rate equal to 12.250%.

     FMC: Fieldstone Mortgage Company.

     Freddie Mac or FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FSC: Fieldstone Servicing Corp.

     GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

     Group 1: The portion of the Mortgage Pool identified as Group 1.

     Group 1 Percentage: With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 1 for such date and the denominator of which is the Aggregate Collateral Balance for such date.

     Group 2: The portion of the Mortgage Pool identified as Group 2.

     Group 2 Percentage: With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Group Balance for Group 2 for such date and the denominator of which is the Aggregate Collateral Balance for such date.

     Group Balance: With respect to each Mortgage Group and any Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Group.

     Guidelines: As defined in Section 4.02(t).

     Holder or Noteholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Master Servicer, the Servicer, the Subservicer, the Trust Administrator or the Indenture Trustee or any Affiliate thereof (unless any such Person owns 100% of a Class) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Note, or Ownership Certificate are registered to an Affiliate of the Depositor.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indenture: The Indenture dated as of November 1, 2005, among the Issuer, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Indenture Events of Default: As defined in Section 5.01 of the Indenture.

     Indenture Trustee: HSBC Bank USA, National Association, not in its individual capacity but solely as Indenture Trustee, or any successor in interest.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

     Initial Cut-off Date: November 1, 2005.

     Initial Mortgage Loans: The Mortgage Loans included in the Trust as of the Closing Date.

     Initial Mortgage Loan Schedule: The schedule of Initial Mortgage Loans included in the Trust as of the Closing Date.

         Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy reduced by expenses incurred by the Servicer or the Subservicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the related Mortgagor pursuant to the Mortgage Note or applicable state law.

     Interest Funds: With respect to each Mortgage Group and any Payment Date,
(a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Due Period by the Servicer, the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus,
(x) to the extent provided under Sections 4.02(e)(3) and (4) and Sections 5.08(i) and (ii) herein, previously unreimbursed Advances and Nonrecoverable Advances due to the Servicer, the Subservicer, the Master Servicer or the Indenture Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans in such Mortgage Group, (y) the Servicing Administration Fee and Master Servicing Fee with respect to such Mortgage Loans in such Mortgage Group and (z) any fees and expenses of any Custodian with respect to the Mortgage Loans in such Mortgage Group to the extent not paid by the Seller or its Affiliates, (2) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.21 with respect to the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans in such Mortgage Group during the related Prepayment Period allocable to interest, (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Group during the related Prepayment Period, to the extent allocable to interest and (5) such Mortgage Group's pro rata share of any Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement, as reduced by (a) such Mortgage Group's pro rata share of: (i) the Owner Trustee Fee, (ii) any costs, expenses or liabilities reimbursable or otherwise due to the Master Servicer, Servicer, the Subservicer, the Indenture Trustee, any Custodian, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Trust Agreement, the Indenture and any Custodial Agreement and (iii) any other fees and expenses payable from amounts on deposit in the Collection Account and any of the Custodial Accounts and (b) the Group 1 Percentage or Group 2 Percentage, as applicable, of any Net Swap Payment for such Payment Date and any swap termination amounts paid to the Swap Counterparty in the event that the Issuer is a defaulting party or affected party under the terms of the Swap Agreement, in each case, to the extent paid from amounts on deposit in the Collection Account.

     Interest Margin: For each Class of Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes), for any Payment Date prior to the Stepup Date, the following per annum rate: for any Payment Date prior to the Stepup Date the following per annum rate: Class 1-A, 0.245%; Class 2-A1, 0.120%; Class 2-A2, 0.260%; Class 2-A3, 0.340%; Class M1,

0.430%; Class M2, 0.450%; Class M3, 0.480%; Class M4, 0.600%; Class M5, 0.630%;
Class M6, 0.690%; Class M7, 1.200%; Class M8, 1.450%; and Class M9, 2.000%; and
on any Payment Date following the Stepup Date: Class 1-A, 0.490%; Class 2-A1, 0.240%; Class 2-A2, 0.520%; Class 2-A3, 0.680%; Class M1, 0.645%; Class M2,
0.675%; Class M3, 0.720%; Class M4, 0.900%; Class M5, 0.945%; Class M6, 1.035%;
Class M7, 1.800%; Class M8, 2.175%; and Class M9, 3.000%.

     Interest Rate: With respect to (a) each Class of Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes) on any Payment Date, the least of (1) LIBOR plus the Interest Margin for such Class, (2) the Available Funds Rate and (3) the Fixed Rate Cap and (b) the Class M10, Class M11, Class M12 and Class M13 Notes, the lesser of (1) a per annum rate of 5.000% and (2) the Available Funds Rate, provided that the per annum rate in clause (c)(1) above will increase to 5.500% beginning on the Stepup Date and each Payment Date thereafter.

     Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

     Issuer: The Delaware statutory trust known as the "Fieldstone Mortgage Investment Trust, Series 2005-3."

     Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     LIBOR: (a) With respect to the first Accrual Period, the per annum rate of 4.170%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

     (b) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

     (c) If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

               (1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

               (2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period


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

          shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

     (d) The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the Interest Rate applicable to the LIBOR Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Notes.

     LIBOR Note: Any Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 or Class M9 Note.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer, the Servicer or the Subservicer, as applicable, has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses: Expenses that are incurred by the Master Servicer, the Servicer or the Subservicer, as applicable, in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 4.18 or 4.23.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     M1 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M2 Principal Deficiency Amount, (ii) the M3 Principal Deficiency Amount, (iii) the M4 Principal Deficiency Amount, (iv) the M5 Principal Deficiency Amount, (v) the M6 Principal Deficiency Amount, (vi) the M7 Principal Deficiency Amount, (vii) the M8 Principal Deficiency Amount, (viii) the M9 Principal Deficiency Amount, (ix) the M10 Principal Deficiency Amount,
(x) the M11 Principal Deficiency Amount, (xi) the M12 Principal Deficiency Amount and (xii) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

     M1 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date over (y) the M1 Target Amount.


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

     M1 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 60.20% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M2 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M3 Principal Deficiency Amount, (ii) the M4 Principal Deficiency Amount, (iii) the M5 Principal Deficiency Amount, (iv) the M6 Principal Deficiency Amount, (v) the M7 Principal Deficiency Amount, (vi) the M8 Principal Deficiency Amount, (vii) the M9 Principal Deficiency Amount, (viii) the M10 Principal Deficiency Amount, (ix) the M11 Principal Deficiency Amount,
(x) the M12 Principal Deficiency Amount and (xi) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

     M2 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date over (y) the M2 Target Amount.

     M2 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 67.30% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M3 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M4 Principal Deficiency Amount, (ii) the M5 Principal Deficiency Amount, (iii) the M6 Principal Deficiency Amount, (iv) the M7 Principal Deficiency Amount, (v) the M8 Principal Deficiency Amount, (vi) the M9 Principal Deficiency Amount, (vii) the M10 Principal Deficiency Amount (viii) the M11 Principal Deficiency Amount, (ix) the M12 Principal Deficiency Amount and (x) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

     M3 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date over (y) the M3 Target Amount.

     M3 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 72.10% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of
(i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M4 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M5 Principal Deficiency Amount, (ii) the M6 Principal Deficiency Amount, (iii) the M7 Principal Deficiency Amount, (iv) the M8 Principal Deficiency Amount, (v) the M9 Principal Deficiency Amount, (vi) the M10 Principal Deficiency Amount, (vii) the M11 Principal Deficiency Amount,
(viii) the M12 Principal Deficiency Amount and (ix) the M13 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

     M4 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and
(ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date over (y) the M4 Target Amount.

     M4 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 75.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M5 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M6 Principal Deficiency Amount (ii) the M7 Principal Deficiency Amount, (iii) the M8 Principal Deficiency Amount, (iv) the M9 Principal Deficiency Amount, (v) the M10 Principal Deficiency Amount, (vi) the M11 Principal Deficiency Amount, (vii) the M12 Principal Deficiency Amount and
(viii) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

     M5 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date over (y) the M5 Target Amount.

     M5 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 78.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.


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

     M6 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M7 Principal Deficiency Amount, (ii) the M8 Principal Deficiency Amount, (iii) the M9 Principal Deficiency Amount, (iv) the M10 Principal Deficiency Amount, (v) the M11 Principal Deficiency Amount, (vi) the M12 Principal Deficiency Amount and (vii) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

     M6 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date over (y) the M6 Target Amount.

     M6 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 82.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M7 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M8 Principal Deficiency Amount, (ii) the M9 Principal Deficiency Amount, (iii) the M10 Principal Deficiency Amount, (iv) the M11 Principal Deficiency Amount, (v) the M12 Principal Deficiency Amount and
(vi) the M13 Principal Deficiency Amount, in each case for that Payment Date, and (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

     M7 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date over (y) the M7 Target Amount.

     M7 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 85.20% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M8 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M9 Principal Deficiency Amount, (ii) the M10 Principal Deficiency Amount, (iii) the M11 Principal Deficiency Amount, (iv) the M12 Principal Deficiency Amount and (v) the M13 Principal

Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

     M8 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date over (y) the M8 Target Amount.

     M8 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 87.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M9 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M10 Principal Deficiency Amount, (ii) the M11 Principal Deficiency Amount, (iii) the M12 Principal Deficiency Amount and (iv) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date.

     M9 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date over (y) the M9 Target Amount.

     M9 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 90.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M10 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M11 Principal Deficiency Amount, (ii) the M12 Principal Deficiency Amount and (iii) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date.

     M10 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class

M9 Notes, in each case after giving effect to payments on such Payment Date and
(ii) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date over (y) the M10 Target Amount.

     M10 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 93.60% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M11 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount for that Payment Date over (2) the sum of (i) the M12 Principal Deficiency Amount and (ii) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M11 Notes immediately prior to such Payment Date.

     M11 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M11 Notes immediately prior to such Payment Date over (y) the M11 Target Amount.

     M11 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 95.60% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M12 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount for that Payment Date over (2) the M13 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M12 Notes immediately prior to such Payment Date.

     M12 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, in each case after giving effect to payments on such Payment Date and
(ii) the Class Principal Amount of the Class M12 Notes immediately prior to such Payment Date over (y) the M12 Target Amount.

     M12 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 97.10% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate


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

Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     M13 Principal Deficiency Amount: With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and
(b) the Class Principal Amount of the Class M13 Notes immediately prior to such Payment Date.

     M13 Principal Payment Amount: With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M13 Notes immediately prior to such Payment Date over (y) the M13 Target Amount.

     M13 Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) 98.40% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the excess of (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period over (ii) 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     Majority Noteholders: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of 50% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Ownership Certificate shall be excluded from any rights or actions of the Majority Noteholders during such period); and thereafter, the holder of the Ownership Certificate.

     Master Servicer: Wells Fargo Bank, N.A., or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

     Master Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 8.01(a).

     Master Servicing Fee: As to any Payment Date, an amount equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Aggregate Collateral Balance as of the first day of the related Due Period.

     Master Servicing Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

     Material Defect: With respect to any Mortgage Loan, as defined in Section 2.02(c) hereof.

     Maturity Date: With respect to any Class of Notes, the Payment Date in February 2036.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.


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

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

     Monthly Excess Cashflow: For any Payment Date, the sum of (i) Monthly Excess Interest, (ii) any Principal Payment Amount for Group 1 and Group 2 pursuant to Section 6.02(e)(i)(1)(R) and 6.02(e)(i)(2)(R), respectively, or 6.02(e)(ii)(17), as applicable, and (iii) the Aggregate Overcollateralization Release Amount for such Payment Date.

     Monthly Excess Interest: For any Payment Date, an amount equal any Interest Funds for Group 1 and Group 2 remaining after application pursuant to subclauses
(i) through (xiv) of Section 6.02(d).

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

     Mortgage Group: Any of Group 1 or Group 2.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Servicer in accordance with
Section 5.02(l).

     Mortgage Index: The Six-Month LIBOR Index and the Treasury Mortgage Index, as specified for any Mortgage Loan in the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan that is conveyed to the Issuer pursuant to this Agreement on the Closing Date, with respect to the Initial Mortgage Loans, and on each Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The Initial Mortgage Loans subject to this Agreement are identified on the Initial Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Stated Principal Balance as of the Initial Cut-off Date of $875,337,689.43. The Subsequent Mortgage Loans subject to this Agreement will be identified on each Subsequent Mortgage Loan Schedule to be annexed hereto as Schedule A on each Subsequent Transfer Date.

     Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of November 1, 2005, for the sale of the Mortgage Loans by the Seller to the Depositor.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the Mortgage Rate minus the Servicing Administration Fee Rate.

     Mortgage Loan Schedule: Each Initial Mortgage Loan Schedule and any Subsequent Mortgage Loan Schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the original principal balance of the Mortgage Loan;
(iii) the Mortgage Rate at origination; (iv) the Mortgage Index; (v) the first Mortgage Rate adjustment date; (vi) the monthly payment of principal and interest at origination; (vii) the Servicing Administration Fee Rate; (viii) the Master Servicer Fee Rate and (ix) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium. The Servicer shall be responsible for providing the Indenture Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Pool: The aggregate of all the Mortgage Loans.

     Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

     Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any related unreimbursed Advances and Servicing Advances, if any.

     Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

     Net Swap Payment: With respect to the second Business Day prior to any Calculation Period End Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty in excess of the amounts received by the Trust from the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

     Net Swap Receipt: With respect to the second Business Day prior to any Calculation Period End Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty in excess of the amount paid by the Trust to the Swap Counterparty, as calculated by the Swap Counterparty and reported to the Trust Administrator.

     New York UCC: The Uniform Commercial Code as in effect in the State of New York.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

     Nonrecoverable Advance: Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer or the Master Servicer as successor servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

     Note: As defined in the Indenture.

     Note Principal Amount: With respect to any Note, the initial principal amount thereof on the Closing Date, less the amount of all principal payments previously paid with respect to such Note.

     Note Register and Note Registrar: As defined in the Indenture.

     Offering Document: The Prospectus.

     Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

     Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Purchase Agreement, the Indenture, the Custodial Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee or the Issuer is a party.

     Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Trust Administrator, the Swap Counterparty, the Indenture Trustee and/or the Master Servicer, as applicable (each such opinion letter to include such Swap Counterparty as an addressee thereof), and who may be in-house or outside counsel to the Seller, the Servicer, the Subservicer, the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

     Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

     Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

     Overcollateralization Amount: With respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Notes, in each case after giving effect to payments on such Payment Date.

     Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

     Ownership Certificate: An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

     Ownership Certificate Holder: The holder of the Ownership Certificate.

     Owner Trustee: U.S. Bank Trust National Association, a Delaware banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

     Owner Trustee Fee: The annual fee of $3,000, payable to the Owner Trustee pursuant to the Fee Letter Agreement specified in Section 7.03 of the Trust Agreement on a monthly basis on each Payment Date during the term of this Agreement; provided that the Owner Trustee Fee for the first year shall be payable on the Closing Date by the Seller.

     Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Due Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

     Paying Agent: As defined in the Indenture. The initial Paying Agent shall be the Trust Administrator.

     Payment Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in December 2005. The initial Payment Date is December 27, 2005.

     Percentage Interest: With respect to any Note and the Ownership Certificate, the Percentage Interest evidenced thereby shall equal (i) with respect to the Ownership Certificate, the Percentage Interest on the face of such certificate or (ii) with respect to any Note, the initial Note Principal Amount thereof, divided by the initial Class Principal Amount of all Notes of the same Class.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan's or arrangement's assets by reason of their investment in the entity.

     Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

     Pool 1 Subaccount: A subaccount of the Pre-Funding Account that contains funds to be used to purchase Subsequent Mortgage Loans for Group 1.

     Pool 2 Subaccount: A subaccount of the Pre-Funding Account that contains funds to be used to purchase Subsequent Mortgage Loans for Group 2.

     Pre-Funding Account: The account established by the Trust Administrator for the benefit of Noteholders, which consists of the Pool 1 Subaccount and the Pool 2 Subaccount, into which the Seller is required to deposit or cause to be deposited an amount equal to $103,386,623.06 and $186,607,633.51, respectively, on the Closing Date.

     Pre-Funding Period: The period from Closing Date through and including February 22, 2006, during which the Seller may transfer Subsequent Mortgage Loans to the Trust.

     Prepayment Interest Excess Amount: For any Servicer Remittance Date and any Principal Prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such Principal Prepayment.

     Prepayment Interest Shortfall Amount: With respect to any Payment Date and
(x) any Principal Prepayment in part during the preceding calendar month or (y) any Principal Prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month's interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

     Prepayment Period: With respect to any Payment Date and any Principal Prepayment other than Principal Prepayment in part by a Mortgagor, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs. With respect to any Payment Date and any Principal Prepayment in part by a Mortgagor, the calendar month immediately preceding the month in which such Payment Date occurs.

     Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

     Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

     Principal Deficiency Amount: Any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount, the M10 Principal Deficiency Amount, the M11 Principal Deficiency Amount, the M12 Principal Deficiency Amount and the M13 Principal Deficiency Amount, as applicable.

     Principal Funds: With respect to any Payment Date and for each Mortgage Group, (a) the sum of (i) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Group during the related Due Period whether by the Servicer, the Master Servicer or the Indenture Trustee (less unreimbursed Advances and Nonrecoverable Advances due to the Master Servicer, the Servicer, the Subservicer or the Indenture Trustee, solely in its capacity as successor Master Servicer, with respect to such Mortgage Group) and any unreimbursed Servicing Advances, in each case, to the extent allocable to principal and to the extent provided under Sections 4.02(e)(3) and (4) and Sections 5.08(i) and
(ii)), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans in such Mortgage Group, (iii) the Stated Principal Balance of each Mortgage Loan in such Mortgage Group that was purchased from the Trust Estate, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan in such Mortgage Group during the related Prepayment Period allocable to principal, (v) all Net Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other Recoveries collected with respect to such Mortgage Loans in such Mortgage Group during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) such Mortgage Group's pro rata share of: other costs, expenses or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the Custodian, the Trust Administrator, the Master Servicer and the Servicer to the extent provided in this Agreement, the Trust Agreement, the Indenture and the Custodial Agreement and to the extent not reimbursed from Interest Funds, or otherwise and
(vi) with respect to the October 2005 Payment Date, the amount remaining in such Mortgage Group's Subaccount of the Pre-Funding Account at the end of the Pre-Funding Period in respect of that Mortgage Group, exclusive of investment income.

     Principal Payment Amount: With respect to each Mortgage Group and for any Payment Date, an amount equal to the Principal Funds for such Mortgage Group for such date minus the Aggregate Overcollateralization Release Amount attributable to such Mortgage Group, if any, and such Payment Date.

     Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Seller, the Servicer or any other Person received in advance of such Mortgage Loan's scheduled Due Date.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Property Changes: As defined in Section 4.02(i).

     Prospectus: The prospectus supplement dated November 15, 2005, together with the accompanying prospectus dated July 1, 2005, relating to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes.

     Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Due Period during which such Mortgage Loan or REO Property is being so purchased; (c) the fair market value of the REO Property and all other property being purchased; (d) .any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan. The Master Servicer and the Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement, together with any accrued and unpaid Servicing Administration Fee and Master Servicing Fee with respect to such Mortgage Loan.

     Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

          (ii) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

          (iv) provide that the Indenture Trustee's interest therein shall be transferable to any successor trustee hereunder; and

          (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Payment Date.

     Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

     Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

     Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than 0.50% higher than, the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same first lien position as the Deleted Mortgage Loan, (xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xix) has the same Mortgage Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a "high cost" loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a "high-cost" loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     Rating Agency: Each of Moody's, S&P and Fitch.

     Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

     Record Date: With respect to each Payment Date and each Class of Notes (other than the Class M10, Class M11, Class M12 and Class M13 Notes), the Business Day prior to the related Payment Date, and with respect to the Class M10, Class M11, Class M12 and Class M13 Notes, and any Class of Definitive Notes, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

     Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Notes net of reimbursable expenses.

     Redemption Date: The first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Trust pursuant to Section
9.02 hereof.

     Redemption Price: The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed Servicing Advances, (d) the amount of any swap breakage costs resulting from the termination of the Swap Agreement as a result of redemption (as reported to the Trust Administrator by the Swap Counterparty),
(e) any Deferred Interest and Available Funds Shortfalls and (f) all other amounts to be paid or reimbursed to the Master Servicer, the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Custodian.

     Reference Banks: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Determination Date in question,
(3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

     REIT: A real estate investment trust within the meaning of section 856 of the Code.

     Related Senior Principal Payment Amount: With respect to each Mortgage Group and for any Payment Date, an amount equal to the lesser of (x) the aggregate Class Principal Amounts of the Class 1-A Notes (with respect to Group
1) or of the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to Group
2) immediately prior to that Payment Date and (y) the product of (a) the Senior Principal Payment Amount and (b) the related Senior Proportionate Percentage in each case for such date.

     Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

     REO Disposition: The final sale by the Servicer or the Subservicer of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.02(p).

     REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Representing Party: Each of the Servicer and the Subservicer making the representations and warranties under Sections 4.05(a) and 4.05(b), respectively.

     Required Loss Percentage: With respect to any Payment Date, the applicable percentage for such Payment Date as set forth in the following table:

         Payment Date                        Required Loss Percentage
------------------------------   -----------------------------------------------
December 2007 to November 2008   1.60% with respect to December 2007, plus an
                                 additional 1/12th of 1.95% for each month
                                 thereafter

December 2008 to November 2009   3.55% with respect to December 2008, plus an
                                 additional 1/12th of 1.45% for each month
                                 thereafter

December 2009 to November 2010   5.00% with respect to December 2009, plus an
                                 additional 1/12th of 1.00% for each month
                                 thereafter

December 2010 to November 2011   6.00% with respect to December 2010, plus an
                                 additional 1/12th of 0.25% for each month
                                 thereafter

December 2011 and thereafter     6.25%

     Reserve Interest Rate: The rate per annum that the Trust Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Determination Date to leading European banks.

     Responsible Officer: Any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Indenture Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sarbanes Certifying Party: Any person who provides a certification pursuant to the Sarbanes-Oxley Act of 2002 on behalf of the Trust.

     Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

     Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is Wells Fargo Bank, N.A.), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.04.

     Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

     Seller: FIC.

     Senior Enhancement Percentage: With respect to a Payment Date on or after the Stepdown Date, the quotient of (a) the Aggregate Collateral Balance, less the aggregate Class Principal Amount of the Senior Notes outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date, divided by (b) the Aggregate Collateral Balance.

     Senior Note: Any Class 1-A, Class 2-A1, Class 2-A2 or Class 2-A3 Note.

     Senior Principal Payment Amount: With respect to the Senior Notes and any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, with respect to such Payment Date, an amount equal to the lesser of
(x) the Principal Payment Amount for both Mortgage Groups and (y) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount.

     Senior Priorities: The priority of payments to the Class A Notes described in clauses (i)(1)(B) and (C) and (i)(2)(B) and (C), as applicable, in Section 6.02(e) herein for the related Mortgage Group.

     Senior Proportionate Percentage: With respect to Group 1 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 1 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date. With respect to Group 2 and any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Principal Funds for Group 2 for such Payment Date and the denominator of which is the aggregate of the Principal Funds for Group 1 and Group 2 for such date.

     Senior Target Amount: With respect to any Payment Date, an amount equal to the lesser of (a) the product of (i) approximately 52.60% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period exceeds (ii) approximately 0.50% of the Aggregate Collateral Balance as of the Closing Date.

     Servicer: FSC or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

     Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Servicer.

     Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the 21st day of each calendar month (or, if such day is not a Business Day, the next Business Day), commencing in December 2005.

     Servicing Administration Fee: As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Administration Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period.

     Servicing Administration Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.


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

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures,
(c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property. Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

     Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer initially, and beginning on or about November 1, 2005, by the Subservicer.

     Servicing Officer: Any officer of the Servicer or the Subservicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer and the Subservicer to the Master Servicer upon request, as such list may from time to time be amended.

     Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer or the Subservicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or the Subservicer, as applicable, generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer's or the Subservicer's own portfolio, as applicable, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust, (c) without regard to (i) any relationship that the Servicer or the Subservicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Servicer or the Subservicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer or the Subservicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or the Subservicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any affiliate of the Servicer or the Subservicer has extended to any mortgagor or any affiliate of such mortgagor, and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

     Stated Principal Balance: With respect to any Payment Date, either (a) in the case of any Mortgage Loan, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or


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

before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by the Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period), provided that the Stated Principal Balance of any Liquidated Mortgage Loan shall be zero and (b) in the case of any REO Property, the Stated Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the related Mortgage Loan).

     Stepdown Date: The earlier of (a) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payment of the Principal Funds for such Payment Date) has been reduced to zero and (b) the later to occur of (1) the Payment Date in December 2008 or (2) the first Payment Date on which the aggregate Class Principal Amount of the Class A Notes (after giving effect to payments of the Principal Funds for such Payment
Date) is less than or equal to 52.60% of the Aggregate Collateral Balance as of the end of the immediately preceding Due Period.

     Stepup Date: The first Payment Date after the Payment Date on which the Aggregate Collateral Balance at the beginning of the Due Period related to that Payment Date is less than 10% of the Aggregate Collateral Balance as of the Closing Date.

     Subaccount: Any of the Pool 1 Subaccount or the Pool 2 Subaccount.

     Subordinate Note: Any Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 or Class M13 Note.

     Subsequent Cut-off Date: With respect to any Subsequent Mortgage Loan, the date specified in the related Subsequent Transfer Agreement.

     Subsequent Mortgage Loans: The Mortgage Loans transferred to the Trust during the Pre-Funding Period.

     Subsequent Transfer Agreement: A Subsequent Transfer Agreement entered into between the Seller, the Issuer, the Depositor, the Indenture Trustee and the Trust Administrator, substantially in the form attached as Exhibit I.

     Subservicer: JPMorgan Chase Bank, National Association or any successor in interest.

     Subservicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.07 with respect to the Subservicer.

     Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Deleted Mortgage Loan exceeds the Stated Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Stated Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances or unpaid Servicing Administration Fees or unpaid Master Servicing Fees and the amount of any costs and damages incurred by the

Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

     Swap Agreement: The swap agreement dated October 27, 2005, by and between the Swap Counterparty and the Issuer, specifically the ISDA Master Agreement dated as of October 27, 2005 between the Swap Counterparty and the Issuer, the schedule thereto and the related confirmation (Ref.: 13459025 ), substantially in the form of Exhibit B hereto.

     Swap Counterparty: Bank of America, N.A.

     Targeted Overcollateralization Amount: With respect to any Payment Date prior to the Stepdown Date, an amount equal to 0.80% of the Aggregate Collateral Balance as of the Closing Date, and with respect to any Payment Date on or after the Stepdown Date, an amount equal to the lesser of (x) 0.80% of the Aggregate Collateral Balance as of the Closing Date and (y) 1.60% of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal to 0.50% of the Aggregate Collateral Balance as of the Closing Date; provided, however, that on any Payment Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount will be an amount equal to the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date.

     Telerate Page 3750: The display currently so designated as "Page 3750" on the Moneyline Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

     Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

     Total Remittance Amount: With respect to any Payment Date, the sum of (i) the Interest Funds for both Mortgage Groups for such Payment Date and (ii) the Principal Funds for both Mortgage Groups for such Payment Date.

     Total Principal Deficiency Amount: With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date over the sum of the Aggregate Collateral Balance and any Recoveries, each as of the last day of the related Due Period.

     Trigger Event: A Trigger Event shall have occurred with respect to any Payment Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) divided by (2) the Aggregate Collateral Balance as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 33.750% and (ii) the Senior Enhancement Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Initial Cut-off Date through the last day of the calendar month preceding such Payment Date divided by (2) the Aggregate Collateral Balance as of the Closing Date exceeds the Required Loss Percentage or (c) a Principal Deficiency Amount exists for such Payment Date.

     Trust or Trust Fund: The Issuer.

     Trust Account Property: The Trust Account, all amounts and investments held from time to time in the Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

     Trust Account: The Collection Account.

     Trust Agreement: The trust agreement dated as of October 25, 2005, between the Depositor and the Owner Trustee, as amended and restated on November 23, 2005, among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

     Trust Estate: The assets of the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds, REO Disposition Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, any Custodial Account, any Escrow Account, the Pre-Funding Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing and (g) the rights of the Trust under the Swap Agreement.

     UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

     Underwriters: Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and this Agreement, the holders of the Ownership Certificate will be allocated 2% of the voting rights. The voting rights allocation to any Class of Notes or the Ownership Certificate will be allocated among all holders of each such Class or Certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of the Ownership Certificate.

     Section 1.02. Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer or the Subservicer to the Master Servicer. Payments to be made by the Trust Administrator shall be based on information provided by the Master Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicer or the Subservicer.

     Section 1.03. Calculations With Respect to Accrued Interest. Accrued interest, if any, on any LIBOR Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest, if any, on any Class M10, Class M11, Class M12 and Class M13 Notes shall be calculated based upon a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

     Section 2.01. Creation and Declaration of Trust Estate; Conveyance of Initial Mortgage Loans.

     (a) Mortgage Loans. As of the Closing Date, in consideration of the Issuer's delivery of the Notes to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Initial Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor's right, title and interest in any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and the Swap Counterparty and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

     Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty. The Issuer hereby accepts such assignment and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

     It is agreed and understood by the Depositor, the Issuer and the Indenture Trustee that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004,
(iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 and (iv) a "High Cost Home Loan" as defined in the Indiana Home Loan Practices Act effective January 1, 2005.

     (b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee, and/or the Custodian acting on the Indenture Trustee's behalf, the following documents or instruments with respect to each Initial Mortgage Loan (each a "Mortgage File") so transferred and assigned:

          (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto (or Exhibit B-6 to the Custodial Agreement), or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto (or Exhibit B-5 to the Custodial Agreement), stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) the original of any guarantee executed in connection with the Mortgage Note assigned to the Indenture Trustee;

          (iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer's Certificate of the Seller to be a true and complete copy of the original submitted for recording, together with a written Opinion of Counsel acceptable to the Indenture Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Indenture Trustee's interest in the Mortgage Loan;

          (iv) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "HSBC Bank USA, National Association," as

Indenture Trustee of the Fieldstone Mortgage Investment Trust, Series 2005-3", without recourse or (C) to the order of the Indenture Trustee;

          (v) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller acceptable to the Indenture Trustee that such original intervening assignment is not required to enforce the Indenture Trustee's interest in the Mortgage Loans;

          (vi) the original or a certified copy of lender's title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable);

          (vii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office; and

          (viii) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Custodian is a true copy and that the original of such document has been forwarded to the public recording office.

     The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, of the Mortgage Notes and the Mortgages.

     (c) MERS is the record owner of all of the Initial Mortgage Loans. The Seller shall, or shall cause the Servicer or the Subservicer, at the expense of the Seller, to take such actions as are necessary to cause the Indenture Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. With respect to each Cooperative Loan, the Seller shall, or at its expense, shall cause the Servicer or the Subservicer to, take such actions as are necessary under applicable law in order to perfect the interest of the Indenture Trustee in the related Mortgaged Property. Assignments of Mortgage with respect to each Non- MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Seller delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Indenture Trustee and the Rating Agencies, to the effect that recording in such states is not required to protect the Indenture Trustee's interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Servicer shall submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller shall cause to be properly recorded in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(iv) above with respect to each Non-MERS Mortgage Loan.

     (d) In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee under clause (b)(vii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

     (e) For Initial Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee, or to the Custodian on behalf of the Indenture Trustee, an Officer's Certificate of the Seller which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 5.07 have been so deposited. All original documents that are not delivered to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee shall be held by the Servicer or the Subservicer in trust for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty.

     Section 2.02. Acceptance of Trust Estate; Review of Documentation.

     (a) Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of "Trust Estate" be delivered to the Indenture Trustee (or the Custodian) on its behalf.

     The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the Custodian on behalf of the Indenture Trustee, under this Section 2.02. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will execute and deliver to the Depositor, the Master Servicer, the Servicer, the Subservicer (and the Indenture Trustee if delivered by the Custodian) on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1 (or in the form annexed to the Custodial Agreement as Exhibit A-1, as applicable).

     (b) Within 45 days after the Closing Date, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, will, for the benefit of Noteholders and the Swap Counterparty, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer, the Servicer and the Subservicer (and the Indenture Trustee if delivered by the Custodian) an Interim Certification in the form annexed hereto as Exhibit A-2 (or in the form annexed to the Custodial Agreement as Exhibit A-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (c) If, in the course of the review described in paragraph (b) above or paragraph (d) below, the Indenture Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a "Material Defect"), the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer's Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Indenture Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee or the Custodian to deliver the Interim Certification within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

     (d) Within 180 days following the Closing Date, the Indenture Trustee, or the Custodian, shall deliver to the Depositor, the Master Servicer, the Servicer and the Subservicer (and the Indenture Trustee if delivered by the Custodian) a Final Certification substantially in the form attached as Exhibit A-3 (or in the form annexed to the Custodial Agreement as Exhibit A-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee, the Custodian or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     (f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in the Custodial Agreement.

     (g) Upon execution of this Agreement, the Depositor hereby delivers to the Indenture Trustee and the Indenture Trustee acknowledges a receipt of the Mortgage Loan Purchase Agreement.

     Section 2.03. Grant Clause.

     (a) It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01 be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Noteholders and the Swap Counterparty. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

     (b) The Depositor and, at the Depositor's direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

     Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

     (c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that


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

ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Noteholders and the Swap Counterparty.

     Section 2.04. Subsequent Transfers.

     (a) Subject to the satisfaction of the conditions set forth in paragraph
(b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Trust Administrator's delivery, on behalf of the Trust, on the related Subsequent Transfer Date to or upon the order of the Seller of the purchase price therefor, (i) the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Depositor and (ii) the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Trust, all right, title and interest of the Seller and the Depositor, as applicable, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) the related Stated Principal Balance as of the Subsequent Cut-Off Date after giving effect to payments of principal due on or before the Subsequent Cut-Off Date; (ii) all collections in respect of interest and principal received after the Subsequent Cut-Off Date (other than principal and interest due on or before such Subsequent Cut-off Date); (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; and (v) all proceeds of any of the foregoing. The transfers by the Seller to the Depositor and by the Depositor to the Trust of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule attached thereto shall be absolute and shall be intended by the Seller, the Depositor and all parties hereto, other than for federal income tax purposes, to be treated as a sale by the Seller to the Depositor and as a sale by the Depositor to the Trust. The parties hereto intend that for federal income tax purposes the transfer of Subsequent Mortgage Loans will be characterized as described in Section 8.7 of the Mortgage Loan Purchase Agreement. If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.04 from the Seller to the Depositor and by the Depositor to the Trust pursuant to this Agreement and each Subsequent Transfer Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, each of the Seller and the Depositor intend that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Depositor and the Depositor shall be deemed to have granted and does hereby grant to the Trust as of such Subsequent Transfer Date a first priority security interest in the entire right, title and interest of the Seller and of the Depositor in and to the Subsequent Mortgage Loans and all other property conveyed to the Trust pursuant to this Section 2.04 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred Percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date. On or before each Subsequent Transfer Date, the Seller shall deliver to, and deposit with the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, the related documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Transfer Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

     (b) The Seller shall transfer and deliver to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.04 only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Transfer Date:

          (i) The Seller shall have provided the Servicer, the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer, the Subservicer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust and the aggregate Stated Principal Balance of such Mortgage Loans and the Rating Agencies shall have informed the Seller, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer or the Subservicer prior to the applicable Subsequent Transfer Date that the inclusion of such Subsequent Mortgage Loans will not result in the downgrade or withdrawal of the ratings assigned to the Notes;

          (ii) The Seller shall have delivered to the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer, the Subservicer and the Servicer a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit I;

          (iii) The Seller shall have delivered to the Trust Administrator for deposit in the Collection Account all principal collected and interest collected to the extent accrued and due after the Subsequent Cut-off Date;

          (iv) As of each Subsequent Transfer Date, the Seller was not insolvent, the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

          (v) Such addition will not result in a material adverse tax consequence to any Noteholder;

          (vi) The Pre-Funding Period shall not have terminated;

          (vii) The Seller shall have provided the Indenture Trustee, the Trust Administrator, the Depositor and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., "True Sale Opinion") of the Subsequent Mortgage Loans from the Seller to the Depositor and the enforceability of the Subsequent Transfer Agreement with respect to the Seller and the Depositor, which matters may be covered in the opinions delivered on the Closing Date;

          (viii) The Depositor shall have provided the Indenture Trustee, the Trust Administrator and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., "True Sale Opinion") of the Subsequent Mortgage Loans from the Depositor to the Trust, the enforceability of the Subsequent Transfer Agreement with respect to the Depositor and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the tax status of the Notes, which matters may be covered in the opinions delivered on the Closing Date;

          (ix) The aggregate Stated Principal Balance of Subsequent Mortgage Loans does not exceed the amount deposited in the Pre-Funding Account as of the Closing Date;

          (x) The conditions specified in Exhibit J hereto shall be met;

          (xi) On the last Subsequent Transfer Date, the Indenture Trustee and the Trust Administrator shall have received an accountant's letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Exhibit J hereto; and

          (xii) The Issuer shall have provided the Indenture Trustee, the Trust Administrator, the Depositor, the Rating Agencies, the Seller and the Underwriters with an Opinion of Counsel relating to general corporate matters, in a form reasonably satisfactory to the addressees thereto.

     (c) Each party hereto shall comply with their respective obligations set forth in Sections 2.01, 2.02, 3.01, 3.02 and 3.03 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date. References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Initial Cut-Off Date or the Closing Date, as applicable, shall be deemed to refer to the applicable related Subsequent Cut-Off Date or Subsequent Transfer Date, respectively, except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Initial Mortgage Loans.

     Section 2.05. Option to Contribute Derivative Instrument.

     At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a "Derivative Instrument"). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement. The Trust Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Depositor and the Seller.

     (a) The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator, the Master Servicer, the Servicer and the Subservicer as of the Closing Date or such other date as is specified, that:

          (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Initial Mortgage Loan


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

(insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Initial Mortgage Loans to the Trust Estate;

          (iv) The Depositor has not transferred the Initial Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

     (b) The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator, the Master Servicer, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, that:

          (i) the Seller is a Maryland corporation, duly organized validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

          (ii) the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

          (iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;


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

          (v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

          (vi) the Seller has been organized in conformity with the requirements for qualification as a REIT and currently qualifies as a REIT; the Seller has filed an election to be treated as a REIT for federal income tax purposes; and the Seller has operated in a manner and will continue to operate in a manner that will enable it to continue to maintain its current qualification as a REIT.

     (c) The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders and the Swap Counterparty, the Trust Administrator, the Master Servicer, the Subservicer and the Depositor as of the Closing Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.2 of the Mortgage Loan Purchase Agreement.

     (d) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Indenture Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

     Section 3.02. Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section, (ii) of the Seller set forth in Section 4.05 and 3.01(b) and (iii) of the Servicer and the Subservicer pursuant to Section 4.05 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Depositor, the Seller, the Trust Administrator, the Indenture Trustee, the Master Servicer, the Underwriters, the Servicer or the Subservicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Noteholders or the Indenture Trustee therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses (xxi), (xxxiv), (lxxii), (lxxiv), (lxxv), (lxxvi), (lxxxv), (lxxxvi), (lxxxvii) and (lxxxviii) of Section 3.2 of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Master Servicer, the Trust Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the discovery by the Seller of a breach of any representation or warranty given to the Indenture Trustee by the Seller or the Seller's receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

     Section 3.03. Repurchase, Purchase or Substitution of Mortgage Loans.

     (a) With respect to any Mortgage Loan repurchased by the Seller pursuant to
Section 3.02(b) of this Agreement, or any Mortgage Loan purchased by the Servicer pursuant to Section 4.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase or purchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Trust Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), the Indenture Trustee shall release or cause to be released and reassign to the Depositor, the Seller or the Servicer, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer or the Subservicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Seller, or the Servicer, as applicable, must deliver to the Indenture Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in
Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

                                   ARTICLE IV


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

                       ADMINISTRATION AND SERVICING OF THE
                         MORTGAGE LOANS BY THE SERVICER

     Section 4.01. Seller's Engagement of Servicer to Perform Servicing Responsibilities.

     (a) Contract for Servicing; Possession of Servicing Files. The Seller, as the owner of the servicing rights, by execution and delivery of this Agreement, does hereby contract with the Servicer and the Subservicer, each subject to the terms of this Agreement, for the servicing of the Mortgage Loans for the benefit of the Issuer and the Indenture Trustee. The Servicer or Subservicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Servicer or Subservicer shall be held in trust by the Servicer or Subservicer for the benefit of the Issuer and the Indenture Trustee; provided, however, that neither the Servicer nor the Subservicer shall have any liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer's or Subservicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer or Subservicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer or Subservicer shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer or Subservicer at the will of the Indenture Trustee in such custodial capacity only. The Servicing File retained by the Servicer or Subservicer pursuant to this Agreement shall be identified in accordance with the Servicer's or Subservicer's file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer or Subservicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     (b) Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the Servicer's and the Subservicer's rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Master Servicing Fee, the Servicing Administration Fee and other compensation and reimbursement to which the Servicer, the Subservicer and the Master Servicer are entitled as set forth herein, including but not limited to Sections 4.04 and 4.21 below, shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

     The Servicer or the Subservicer, as applicable, shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with
Section 3.01 within one week of their execution; provided, however, that the Servicer or Subservicer shall provide the Custodian with a Servicer or Subservicer certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

     Section 4.02. Servicing of the Mortgage Loans.

     (a) Servicer and Subservicer to Service. The Servicer shall service and administer the Mortgage Loans from and after the Closing Date and, except where prior consent or approval of the Master Servicer is required under this Agreement, shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Servicing Standards. The Servicer hereby delegates to the Subservicer such power and authority, but only to the extent provided in this Section 4.02(a). The Subservicer, in turn, shall be permitted to delegate any and all such power and authority to subservice the Mortgage Loans to its affiliate, Chase Home Finance LLC, but only to the extent provided in this Section 4.02(a) and provided that, notwithstanding anything to the contrary contained herein, the Subservicer shall remain responsible hereunder for all obligations of the Subservicer hereunder irrespective of any delegation to Chase Home Finance LLC, as fully as if such acts and omissions were those of the Subservicer. Beginning on the Closing Date, the Subservicer shall perform all of the obligations of the Servicer under this Agreement relating to the servicing of the Mortgage Loans, on behalf of the Servicer. All references to the "Servicer" in this Agreement relating to a servicing right or a servicing obligation in respect of the Mortgage Loans shall mean the "Subservicer" beginning on the Closing Date, except in the case where this Agreement expressly states that FSC, in its capacity as Servicer, shall retain such right or perform such obligation. Notwithstanding any of the provisions of this Agreement referring to actions taken through the Subservicer, the Servicer shall not be relieved of any of its obligations hereunder with respect to the servicing of the Mortgage Loans and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer. However, FSC, in its capacity as Servicer hereunder, shall not directly service any Mortgage Loan unless and until FSC has obtained all necessary licenses and approvals in each jurisdiction as may be necessary for FSC to directly service such Mortgage Loans; provided, however, that FSC shall promptly obtain all such licenses and approvals if required to directly service any Mortgage Loans pursuant to the terms of this Agreement.

     Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Issuer, the Indenture Trustee and the Noteholders; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 4.03(c) in an amount equal to the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to


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

     Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall execute and deliver to the Servicer powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under any such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.

     In servicing and administering the Mortgage Loans, the Servicer shall adhere to the Servicing Standard.

     (b) Delinquent and Defaulted Mortgage Loans; FSC Discretion. FSC, in its capacity as Servicer, may, at any time either (i) purchase any delinquent Mortgage Loan in consideration of the Purchase Price of such Mortgage Loan or
(ii) substitute a defaulted Mortgage Loan with a Qualifying Substitute Mortgage Loan. Any purchase or substitution effected by FSC in reliance on this Section 4.02(b) shall be performed in accordance with the terms specified in Section
3.03 hereof.

     In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, FSC, in its capacity as Servicer, may sell defaulted Mortgage Loans; provided, however, that FSC shall not take any action that is inconsistent with or prejudices the interest of the Noteholders in any Mortgage Loan or the rights and interest of the Depositor, the Indenture Trustee, the Master Servicer, the Trust Administrator, the Custodian and the Noteholders under this Agreement.

     (c) Collection and Liquidation of Mortgage Loans. Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     The Servicer shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds


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

toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer and the Indenture Trustee after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to
Section 4.02 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) shall be consistent with Servicing Standards and (2) the Servicer shall determine prudently to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders. In the event that any payment due under any Mortgage Loan is not otherwise postponed, deferred or waived pursuant to Section 4.02(a) and remains delinquent for a period of 105 days or any other default continues for a period of 105 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings. The Servicer shall notify the Master Servicer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month (which notification may be included within the monthly reports submitted to the Master Servicer under
Section 4.03(b) this Agreement). In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.02(e) and 4.02(p).

     Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer's established default timeline and in accordance with Servicing Standards with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

     (d) Establishment of and Deposits to Custodial Account.

          (i) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which accounts shall be titled "Fieldstone Servicing Corp. (or Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association, as Subservicer) in trust for HSBC Bank USA, National Association, as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2005-3 Mortgage-Backed Notes" and referred to herein as a "Custodial Account." Each Custodial Account shall be an Eligible Account. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 4.02(j) hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.02(e) hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit E hereto. A copy of such certification or letter agreement shall be furnished to the Indenture Trustee, the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

          (ii) The Servicer shall deposit in the Custodial Account on a daily basis, but not more than two (2) Business Days after receipt by the Servicer and retain therein, the


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

following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date (other than scheduled payments of principal and interest due on or before the related Cut-off Date), as applicable:

               (A) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

               (B) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

               (C) all Liquidation Proceeds (net of Liquidation Expenses);

               (D) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.02(k) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards);

               (E) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Servicing Standards;

               (F) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of payment. Such deposit shall be made from the Servicer's own funds, without reimbursement therefore, up to a maximum amount per month in the aggregate of the Servicing Administration Fee, actually received for such month for the Mortgage Loans;

               (G) all Advances made by the Servicer pursuant to Section
          4.03(c);

               (H) any amounts received from the Seller, the Depositor or any other person giving representations and warranties with respect to the Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

               (I) any amounts required to be deposited by the Servicer pursuant to Section 4.03(k) in connection with the deductible clause in any blanket hazard insurance policy;

               (J) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.02(p); and

               (K) any other amounts required to be deposited in the Custodial Account pursuant to this Agreement.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of the Servicing Administration Fee, Prepayment Interest Excess Amounts and Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest


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

paid on funds deposited in the Custodial Account by the depository institution maintaining such account shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

     (e) Permitted Withdrawals from Custodial Account.

     The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

               (1) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.03(a);

               (2) in the event the Servicer has elected not to retain the Servicing Administration Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Administration Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

               (3) to reimburse itself for unreimbursed Advances and Servicing Advances, the Servicer's right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds (net of Liquidation Expenses), Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Noteholders;

               (4) to reimburse itself for any previously unreimbursed Advances or Servicing Advances that it determines are Nonrecoverable Advances, it being understood, in the case of each such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Noteholders;

               (5) to pay itself investment earnings on funds deposited in the Custodial Account;

               (6) to transfer funds to another Eligible Account in accordance with Section 4.02(j) hereof;

               (7) to invest funds in certain Eligible Investments in accordance with Section 4.02(d)(i) and Section 4.02(i) hereof;


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

               (8) to withdraw funds deposited in error;

               (9) to clear and terminate the Custodial Account upon the termination of this Agreement; and

               (10) to pay itself any Prepayment Interest Excess Amount.

     (f) Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled "Fieldstone Servicing Corp. (or Chase Home Finance, LLC as subservicer for JPMorgan Chase Bank, National Association, as Subservicer) in trust for HSBC Bank USA, National Association, as Indenture Trustee, for the Fieldstone Mortgage Investment Trust, Series 2005-3." The Escrow Accounts shall be established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.02(g). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit F hereto. A copy of such certification or letter agreement shall be furnished to the Master Servicer.

     The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

     The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.02(g). The Servicer shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

     (g) Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to reimburse the Servicer for any Servicing Advance of an Escrow Payment made by the Servicer with respect to a related Mortgage Loan, but only from amounts


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

received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

          (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

          (iv) to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (v) for application to restoration or repair of the Mortgaged Property in accordance with Section 4.02(o);

          (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

          (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

     The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Agreement, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in servicing the Mortgage Loans in accordance with Servicing Standards should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

     (h) Notification of Adjustments. With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related interest rate adjustment date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.


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

     (i) Payment of Taxes, Insurance and Other Charges.

          (i) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) ("Property Charges") and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of the same or the making of the Escrow Payments.

          (ii) To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall make Servicing Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust; provided, that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. The Servicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge and necessary to avoid a lien on or loss on Mortgage Property.

     (j) Protection of Accounts. The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer, the Indenture Trustee and the Swap Counterparty of any change in the location of the Custodial Account.

     The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Indenture Trustee if the Custodial Account and/or the Escrow Account are not Eligible Accounts.

     Amounts on deposit in the Custodial Account and the Pre-Funding Account may be invested at the option of the Servicer and the Seller, respectively, but only in Eligible Investments. Any such Eligible Investment with respect to the Custodial Account shall mature no later than two (2) Business Days prior to the Servicer Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of an Eligible Institution (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Servicer Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer (with respect to the Custodial Account) and the Seller (with respect to the Pre-Funding Account) in trust for the benefit of the Indenture Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer (with respect to the Custodial Account) and the Seller (with respect to the Pre-Funding Account) and may be withdrawn at any time by the Servicer (with respect to the Custodial Account) and the Seller (with respect to the Pre-Funding Account). Any losses incurred in respect of any such investment shall be deposited in the Custodial Account by the Servicer (with respect to the


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

Custodial Account) and the Seller (with respect to the Pre-Funding Account) out of its own funds immediately as realized. If, at any time, the amount on deposit in the Custodial Account or the Pre-Funding Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Eligible Investments.

     (k) Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under Servicing Standards against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

     If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under Servicing Standards in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to Servicing Standards that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

     The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Servicing Standards.

     In the event that the Master Servicer or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.


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

     All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under Servicing Standards. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

     Pursuant to Section 4.02(d), any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.02(e).

     Notwithstanding anything set forth in the preceding paragraph, the Servicer agrees to indemnify the Indenture Trustee, the Issuer, the Noteholders and the Master Servicer for any claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Servicer) to maintain hazard or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

     (l) Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.02(k) and otherwise complies with all other requirements of Section 4.02(k), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.02(k). Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to
Section 4.02(e). Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.02(k), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Master Servicer and the Indenture Trustee.


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

     (m) Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 4.02(m) requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the coverage amounts which are acceptable for the Servicer as determined by Fannie Mae and Freddie Mac. Upon the request of the Master Servicer or the Indenture Trustee, the Servicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Master Servicer and the Indenture Trustee.

     (n) Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with Servicing Standards or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

     (o) Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Master Servicer or the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Servicing Standards. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

          (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

          (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

          (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     (p) Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or


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certificate of sale shall be taken in the name of the Indenture Trustee or its nominee in trust for the benefit of the Noteholders and the Swap Counterparty, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders.

     If the Servicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Servicer will notify the Master Servicer of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Master Servicer relating to the proposed action regarding the Environmental Problem Property, and the Servicer shall carry out the recommendation set forth in such notice. Notwithstanding the foregoing, the Servicer shall obtain the Master Servicer's prior written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) Business Days of receipt of such request for prepaid expenditures shall be deemed an approval of such expenditure. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property.

     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer


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shall reimburse itself for any related unreimbursed Servicing Advances, unpaid
Servicing Administration Fees and unreimbursed advances made pursuant to this Section or Section 4.03.

     The Servicer shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.02(k), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Servicer shall make monthly remittances on each Servicer Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.02(p) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     (q) Real Estate Owned Reports. Together with the statement furnished pursuant to Section 4.03(b), the Servicer shall furnish to the Master Servicer on or before the 10th calendar day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

     (r) Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee and the Master Servicer a monthly liquidation report with respect to such Mortgaged Property.

     (s) Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code.

     (t) Prepayment Premiums. All Prepayment Premiums collected shall be payable to the Servicer, or any successor servicer, as Ancillary Income and shall not be available to make payments to the Noteholders or the Swap Counterparty hereunder.

     (u) Compliance with Safeguarding Customer Information Requirements. The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the "Guidelines").

     (v) Presentment of Claims and Collection of Proceeds. The Servicer shall prepare and present on behalf of the Indenture Trustee and the Noteholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Servicer in respect of such policies or bonds shall be promptly deposited in the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related


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Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 4.03. Payments To the Master Servicer.

     (a) Remittances. On each Servicer Remittance Date, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.02(e)), plus (b) all Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03(c), minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.02(d)(ii)(G) and Section 4.04(c), and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Servicer Remittance Date occurs, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Date related to such Scheduled Payment.

     With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such remittance was due, the Servicer shall pay to the Master Servicer interest on any such late remittance at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day following such Servicer Remittance Date and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

          Wells Fargo Bank, N.A.
          San Francisco, CA
          ABA#: 121-000-248
          Account Name: Corporate Trust Clearing
          Account Number: 3970771416
          For further credit to: 17205500, Fieldstone 2005-3

     (b) Statements to Master Servicer and Trust Administrator. On the 10th day of each calendar month (or, if such 10th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall furnish to the Master Servicer
(i) a monthly remittance advice in the format set forth in Exhibit G-1 hereto, a monthly defaulted loan report in the format set forth in Exhibit G-2 hereto and a realized loss report in the format set forth in Exhibit G-3 hereto (or in


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such other format mutually agreed to between the Servicer and the Master
Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. No later than three Business Days after the fifteenth day of each calendar month, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during the applicable Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

     Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer and the Seller which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed. The Master Servicer will convert such data into a format acceptable to the Trust Administrator and provide monthly reports to the Trust Administrator pursuant to the Trust Agreement.

     In addition, not more than 75 days after the end of each calendar year, commencing December 31, 2005, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer and the Trust Administrator such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Trust Administrator to prepare the reports required by Section 5.09(c). Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer and the Trust Administrator pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

     (c) Advances by Servicer. On each Servicer Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future payment, or a combination of both, an amount equal to all Scheduled Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future payment and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than remittances to the Master Servicer required to be made on such Servicer Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer upon request.

     The Servicer's obligation to make such Advances as to any Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the payment of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.


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

     Notwithstanding the foregoing, if the Subservicer fails to make any Advance required to be made by this Section 4.03 with respect to any Remittance Date, then the Servicer shall be obligated to make such Advance, subject to its determination of the recoverability of such Advance.

     (d) Due Dates Other Than the First of the Month. Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.03(d). Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month. For example, a Scheduled Payment due on November 15 shall be considered to be due on December 1. Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

     (e) Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 11, 1995), a copy of which is attached hereto as Exhibit K, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

     Section 4.04. General Servicing Procedures.

     (a) Transfers of Mortgaged Property. The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

     If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the


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Mortgaged Property is substituted as Mortgagor and becomes liable under the
Mortgage Note. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

     To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

     (b) Satisfaction of Mortgages and Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Master Servicer in the monthly remittance advice as provided in Section 4.03(b), and may request the release of any Mortgage Loan Documents from the Custodian in accordance with the Custodial Agreement.

     If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Seller, the Indenture Trustee or the Issuer may have under the mortgage instruments, the Servicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Servicer Remittance Date in the month following the date of such release. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.02(m) insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     (c) Servicing Compensation. As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer and the Subservicer shall be paid in the aggregate the relevant Servicing Administration Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Administration Fee shall be payable monthly and retained by the Servicer or the Subservicer, as applicable. Additional servicing compensation in the form of Ancillary Income shall be retained by the Subservicer only and is not required to be deposited in the Custodial Account. The obligation of the Issuer to pay the Servicing Administration Fee is limited to, and the Servicing Administration Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by the Servicer, or as otherwise provided in Section 4.02(e)(2).

     Each of the Servicer and the Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.


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     The Servicing Administration Fee payable to or retained by the Servicer or the Subservicer, as applicable, with respect to any Due Period shall be reduced by the Prepayment Interest Shortfall Amount for the related Prepayment Period required to be deposited in the Custodial Account and remitted to the Master Servicer on the related Servicer Remittance Date. The Servicer and the Subservicer shall be obligated to remit to the Master Servicer on each Servicer Remittance Date the Prepayment Interest Shortfall Amount, only up to an amount equal to in the aggregate the Servicing Administration Fee the Servicer and the Subservicer are entitled to receive for such Due Period.

     (d) Annual Audit Report. The Subservicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Subservicer), which is a member of the American Institute of Certified Public Accountants, to furnish, as soon as practicable in each year beginning with 2006, but in no event later than March 15 of each calendar year, to the Seller, the Master Servicer, the Indenture Trustee and the Sarbanes Certifying Party (i) year-end audited (if available) financial statements of the Subservicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Subservicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Subservicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     (e) Annual Compliance Certifications.

          (i) No later than March 15 of each calendar year, commencing with the year 2006, the Subservicer shall, at its own expense, deliver to the Seller, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Servicer a servicer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Subservicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Subservicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Subservicer to remedy such default.

          (ii) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley"), is required to be given on behalf of the Issuer, no later than March 15 of each calendar year, commencing with the year 2006, or at any other time that the Master Servicer provides a certification pursuant to Sarbanes-Oxley and upon thirty (30) days written request of such parties, an officer of the Subservicer shall execute and deliver an Officer's Certificate to the Depositor, the Master Servicer, the Trust Administrator and the Servicer for the benefit of the Issuer and the Sarbanes Certifying Party and its officers, directors and affiliates, in the form of Exhibit H hereto.


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          (iii) The Subservicer shall indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Servicer and the Master Servicer and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Subservicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.04(e) for the negligence, fraud, bad faith or willful misconduct of the Subservicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any of the foregoing parties, then the Subservicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Subservicer on the other in connection with a breach of the Subservicer's obligations under this Section 4.04(e) or the Subservicer's negligence, fraud, bad faith or willful misconduct in connection therewith.

          (iv) In addition, the Servicer shall provide the certifications and reports specified in this Section 4.04(e) (with the exception of the certification required by Section 4.04(e)(ii)) to the Persons specified therein within the time period specified therein. The Servicer hereby agrees to indemnify the Master Servicer and the other Persons specified in Section 4.04(e)(iii) to the same extent as though such provisions referred to the Servicer rather than the Subservicer.

     (f) Inspection. The Servicer shall provide the Indenture Trustee and the Master Servicer, upon five (5) Business Days' advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Indenture Trustee and the Master Servicer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

     Section 4.05. Representations, Warranties and Agreements.

     (a) Representations, Warranties and Agreements of FSC. FSC, in its capacity as Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Master Servicer, the Subservicer, the Swap Counterparty, the Depositor and the Indenture Trustee and the Trust Administrator, as of the Closing Date:

          (i) Due Organization and Authority. FSC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted; FSC has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by FSC and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of FSC (except to the extent bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affect the enforcement of


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creditor's rights generally) and all requisite corporate action has been taken by FSC to make this Agreement valid and binding upon FSC in accordance with its terms;

          (ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of FSC;

          (iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by FSC or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of FSC's charter or by-laws or any legal restriction or any agreement or instrument to which FSC is now a party or by which it is bound, (b) constitute a default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which FSC or its property is subject or (e) impair the ability of FSC to act as Servicer hereunder with respect to the Mortgage Loans, or impair the value of the Mortgage Loans;

          (iv) Ability to Perform. FSC does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to FSC's knowledge, threatened against FSC which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of FSC, or in any material impairment of the right or ability of FSC to carry on its business substantially as now conducted, or in any material liability on the part of FSC, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of FSC contemplated herein, or which would be likely to impair materially the ability of FSC to perform under the terms of this Agreement;

          (vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by FSC of or compliance by FSC with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (vii) No Default. FSC is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which FSC is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of FSC to perform under the terms of this Agreement;

          (viii) Ability to Service. FSC or an affiliate is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. FSC or an affiliate is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make FSC or an affiliate unable to comply with


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either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

          (ix) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading; and

          (x) No Commissions to Third Parties. FSC has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

     (b) Representations, Warranties and Agreements of the Subservicer. The Subservicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer, the Master Servicer, the Swap Counterparty, the Depositor and the Issuer, the Indenture Trustee and the Trust Administrator, as of the Closing
Date:

          (i) Due Organization and Authority. The Subservicer is validly existing and in good standing as a federally chartered national banking association with full power and authority to transact any business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Subservicer;

          (ii) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer;

          (iii) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Subservicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of the Subservicer's charter or any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, (b) constitute a material default under any of the foregoing, (c) result in an acceleration under any of the foregoing, (d) result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject or
(e) impair the ability of the Subservicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

          (iv) Ability to Perform. The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (v) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Subservicer's knowledge, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially


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as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

          (vi) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

          (vii) No Default. The Subservicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Subservicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Subservicer to perform under the terms of this Agreement;

          (viii) Ability to Service. The Subservicer is an approved seller/Subservicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac; and

          (ix) No Commissions to Third Parties. The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

     (c) Remedies for Breach of Representations and Warranties of FSC and the Subservicer. It is understood and agreed that the representations and warranties set forth in Sections 4.05(a) and Section 4.05(b) shall survive the engagement of each Representing Party to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and the Subservicer, as applicable, and shall inure to the benefit of the Master Servicer and the Indenture Trustee. Upon discovery by either the Servicer, the Subservicer, the Master Servicer or the Indenture Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the such Representing Party to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Master Servicer or the Indenture Trustee, the party discovering such breach shall give prompt written notice to the other parties.

     Within 60 days of the earlier of either discovery by or notice to a Representing Party of any breach of a representation or warranty set forth in
Section 4.05(a) or Section 4.05(b), as applicable, which materially and adversely affects the ability of such Representing Party to


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perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, such Representing Party shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such Representing Party shall, at the Indenture Trustee's or the Master Servicer's option, assign its rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 4.06(e) and 4.06(f).

     In addition, such Representing Party shall indemnify all other parties to this Agreement and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such Representing Party's representations and warranties contained in Section 4.05.

     Any cause of action against a Representing Party relating to or arising out of the breach of any representations and warranties made in Section 4.05(a) or
Section 4.05(b), as applicable, shall accrue upon (i) discovery of such breach by such Representing Party or notice thereof by the Master Servicer, the Depositor or the Indenture Trustee to such Representing Party, (ii) failure by the Representing Party to cure such breach within the applicable cure period, and (iii) demand upon the Representing Party by the Master Servicer or the Indenture Trustee for compliance with this Agreement.

     (d) Additional Indemnification by FSC. FSC shall indemnify the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the "Liabilities") that the indemnified party may sustain in any way related to the failure of FSC to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. FSC shall immediately notify the Master Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and FSC shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. FSC shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to FSC's indemnification pursuant to this Section 4.05(d), or the failure of FSC to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

     (e) Additional Indemnification by the Subservicer. The Subservicer shall indemnify the Master Servicer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, the Issuer and the Trust Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related


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

costs, judgments, and any other costs, fees and expenses (collectively, the "Liabilities") that the indemnified party may sustain in any way related to the failure of the Subservicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. The Subservicer shall immediately notify the Master Servicer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee and the Trust Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Subservicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim. The Subservicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Subservicer's indemnification pursuant to this
Section 4.05(e), or the failure of the Subservicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement.

     Section 4.06. The Servicer and the Subservicer.

     (a) Merger or Consolidation of FSC. FSC shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which FSC may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which FSC shall be a party, or any Person succeeding to the business of FSC, shall be the successor of FSC hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

     (b) Limitation on Liability of FSC and Others. Neither FSC nor any of the directors, officers, employees or agents of FSC shall be under any liability to the Master Servicer, the Depositor, the Issuer, the Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect FSC or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. FSC and any director, officer, employee or agent of FSC may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. FSC shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that FSC may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.


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In such event, FSC shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

     (c) Limitation on Resignation and Assignment by FSC. This Agreement has been entered into with FSC in reliance upon the independent status of FSC, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(c) and Section 4.02(a), FSC shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator; provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

     FSC shall not resign from the obligations and duties hereby imposed on it except by mutual consent of FSC and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by FSC. Any such determination permitting the resignation of FSC shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed FSC's responsibilities and obligations hereunder in the manner provided in Section 4.08.

     Without in any way limiting the generality of this Section 4.06, in the event that FSC either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section
4.06 and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of the Agreement, without any payment of any penalty or damages and without any liability whatsoever to FSC or any third party.

     (d) Merger or Consolidation of the Subservicer. The Subservicer shall keep in full effect its existence, rights and franchises as a national banking association as shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary


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notwithstanding, provided, however, that the successor or surviving Person shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

     (e) Limitation on Liability of the Subservicer and Others. Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Master Servicer, the Depositor, the Issuer, Indenture Trustee or the Trust Administrator for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Subservicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Subservicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

     (f) Limitation on Resignation and Assignment by the Subservicer. This Agreement has been entered into with the Subservicer in reliance upon the independent status of the Subservicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 4.06(f) and Section 4.02(a), the Subservicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, without the prior written consent of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Indenture Trustee, the Master Servicer and the Trust Administrator, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Subservicer, shall not be unreasonably withheld by any of them; provided, that in each case, there must be delivered to the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes.

     The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Master Servicer, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer and the Indenture Trustee which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective


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

until a successor shall have assumed the Subservicer's responsibilities and obligations hereunder in the manner provided in Section 4.08.

     Without in any way limiting the generality of this Section 4.06, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 4.06(f) and Section 4.02(a), without the prior written consent of the Seller, the Master Servicer, the Indenture Trustee and the Trust Administrator, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 11.07 of this Agreement, without any payment of any penalty or damages and without any liability whatsoever to the Subservicer or any third party.

     (g) Successor Servicers. The provisions of Sections 4.06(a), (b), and (c) shall apply to any successor to FSC as Servicer hereunder other than the Subservicer.

     Section 4.07. Termination for Cause.

     Any of the following occurrences shall constitute an event of default (each, a "Servicer Event of Default" or "Subservicer Event of Default," as applicable) on the part of the Servicer or the Subservicer:

               (1) any failure by the Servicer or the Subservicer, as applicable, to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Subservicer, as applicable, and the Swap Counterparty, by the Master Servicer or the Servicer; or

               (2) failure by the Servicer or the Subservicer, as applicable, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Subservicer, as applicable, set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Subservicer, as applicable, and the Swap Counterparty by the Master Servicer or the Servicer; or

               (3) failure by the Servicer or the Subservicer, as applicable, to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer's or the Subservicer's, as applicable, ability to service the Mortgage Loans; or

               (4) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation


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          of its affairs, shall have been entered against the Servicer or the
          Subservicer, as applicable, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (5) the Servicer or the Subservicer, as applicable, shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Subservicer, as applicable, or of or relating to all or substantially all of its property; or

               (6) the Servicer or the Subservicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (7) the Servicer or the Subservicer, as applicable, ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer;

               (8) the Servicer or the Subservicer, as applicable, attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer or the Subservicer, as applicable, or attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement;

               (9) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Notes due to a reason attributable to the Subservicer or (y) the Subservicer's residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced below its rating in effect on the Closing Date or withdrawn; provided that if the Subservicer's rating by any Rating Agency is reduced by not more than two levels, the Subservicer shall have 180 days to cure such default by having the applicable Rating Agency restore the Subservicer's rating to its level in effect on the Closing Date; or

               (10) the net worth of the Servicer or the Subservicer, as applicable, shall be less than $15,000,000; or

               (11) failure by the Servicer or Subservicer, as applicable, to duly perform, within the required time period, its obligations under Sections 4.04(e) or 4.04(d) which failure continues unremedied for a period of 7 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer and the Swap Counterparty, by the Master Servicer or to the Subservicer by the Servicer, as applicable.

     In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Master Servicer, the Indenture Trustee or the Servicer (in the case of a Subservicer Event of Default) may have at law or equity to damages, including


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

injunctive relief and specific performance, the Master Servicer, the Indenture Trustee or the Servicer (in the case of a Subservicer Event of Default), by notice in writing to the Servicer or the Subservicer, as applicable, and the Swap Counterparty, may terminate all the rights and obligations of the Servicer or the Subservicer, as applicable, under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

     Upon receipt by the Subservicer of such written notice of termination, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Servicer, an Affiliate of the Servicer or a successor Subservicer appointed by the Servicer with the consent of the Master Servicer and the Indenture Trustee, which consent shall not be unreasonably withheld, and the Servicer (or the successor Subservicer) shall be subject to all of the responsibilities, duties and liabilities relating thereto, including the obligation to make Monthly Advances, provided however, any assumption of such duties by the Servicer or an Affiliate of the Servicer pursuant to this paragraph shall be conditioned upon the receipt by the Master Servicer, the Seller, the Depositor, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing to the Servicer or its Affiliate will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. Upon receipt by the Servicer, of such written termination notice, all authority and power of the Servicer, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer, in accordance with
Section 4.08(a). Upon written request from the Master Servicer, the Servicer or the Subservicer, as applicable, shall prepare, execute and deliver to the successor servicer or Subservicer any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's or the Subservicer's, as applicable, sole expense. The Servicer or the Subservicer, as applicable, shall cooperate with the Seller, the Master Servicer, the Indenture Trustee and such successor in effecting the termination of the Servicer's or the Subservicer's, as applicable, responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer or the Subservicer, as applicable, to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     By a written notice, the Master Servicer, with the consent of the other parties, may waive any default by the Servicer or the Subservicer, as applicable, in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     The Master Servicer shall promptly notify the Servicer at any time that the Master Servicer obtains actual knowledge of the occurrence of a Subservicer Event of Default.


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     Section 4.08. Successor to Servicer and Subservicer, Miscellaneous
Provisions.

     (a) Successor to the Servicer. Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06, or 4.07, the Master Servicer shall (i) within 90 days of the Servicer's notice of such termination, succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Indenture Trustee and the Trust Administrator. Any approval of a successor servicer by the Master Servicer, the Indenture Trustee and the Trust Administrator, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(a) and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Master Servicer, the Indenture Trustee and the Seller under Sections 4.08(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.08(c), 4.05(d) and 4.05(e) shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Neither the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

     Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the


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Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer, the Master Servicer, the Trust Administrator and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in
Section 4.05(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Master Servicer, the Indenture Trustee or the Trust Administrator may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

     The Servicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Upon a successor's acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Seller and Master Servicer and the Depositor of such appointment.

     (b) Successor to the Subservicer. Notwithstanding anything to the contrary in Section 4.08(a), any successor to the Subservicer (but not the Servicer acting as successor to the Subservicer, in which case the Servicer shall be governed by Section 4.08(a)) shall be governed by this Section 4.08(b). Simultaneously with the termination of the Subservicer's responsibilities and duties under this Agreement pursuant to Sections 4.05, 4.06 or 4.07, the Servicer shall (i) within 90 days of the Subservicer's notice of such termination, succeed to and assume all of the Subservicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 4.06(d) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement simultaneously with the termination of the Subservicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Subservicer pursuant to
(i) or (ii) above, in either case shall be subject to the approval of the Master Servicer, the Indenture Trustee and the Trust Administrator. Any approval of a successor Subservicer by the Servicer, the Master Servicer, the Indenture Trustee and the Trust Administrator, shall, if the successor Subservicer is not at that time a Subservicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Master Servicer, the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. In connection with such appointment and assumption, the Servicer, as


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applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Subservicer under this Agreement. In the event that the Subservicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.08(b) and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Sections 4.05 and the remedies available to the Servicer, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Seller under Sections 4.05(c), 4.05(d) and 4.05(e), it being understood and agreed that the provisions of such Sections 4.05(c), 4.05(d) and 4.05(e) shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement. Neither the Servicer, in its capacity as successor Subservicer, nor any other successor Subservicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

     Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Subservicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Subservicer shall cooperate with the Servicer, the Indenture Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Subservicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Subservicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer, the Indenture Trustee, the Subservicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.05(a) and provide for the same remedies set forth in such Section herein and
(ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Subservicer or termination of this Agreement pursuant to Sections 4.05, 4.06 and 4.07 shall not affect any claims that the Seller, the Servicer, the Master Servicer, the Trust Administrator or the Indenture Trustee may have against the Subservicer arising out of the Subservicer's actions or failure to act prior to any such termination or resignation.


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     The Subservicer shall deliver promptly to the successor Subservicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

     Upon a successor's acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Seller, Master Servicer and the Depositor of such appointment.

     (c) Costs. The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under Sections 4.05(c) or 4.07, and (ii) in all other cases by the Trust.

     Section 4.09. Miscellaneous Servicing Provisions.

     (a) Protection of Confidential Information. The Servicer shall keep confidential and shall not divulge to any party, without the Seller's prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, subservicers, special servicers, auditors, taxing authorities or other governmental agencies.

     (b) No Personal Solicitation. For so long as either the Servicer or the Subservicer services the Mortgage Loans, each covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related mortgagors; provided, however, that it is understood that this limitation on solicitations is not intended to prohibit either (i) solicitation programs maintained by the Seller or any of its Affiliates, including FSC as Servicer, that are directed uniformly to all or a portion of the Seller's or its Affiliate's borrowers or other customers and not specifically targeted to the borrowers of the Mortgage Loans or (ii) promotions undertaken by the Seller or any of its Affiliates, including FSC as Servicer, that are directed to the general public at large or to certain segments thereof.

     (c) Intention of the Parties. It is the intention of the Seller, Servicer and Subservicer that the Seller is conveying, and the Servicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto, subject to the lien of the Indenture.


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                                   ARTICLE V

          ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS BY THE
                   MASTER SERVICER AND THE TRUST ADMINISTRATOR

     Section 5.01. Duties of the Master Servicer; Representations and
Warranties.

     (a) For and on behalf of the Issuer, the Swap Counterparty, the Indenture Trustee and the Noteholders, the Master Servicer shall master service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article V. The Master Servicer hereby represents and warrants to the Depositor, the Issuer, the Swap Counterparty, the Indenture Trustee, the Trust Administrator, the Servicer and the Subservicer, as of the Closing Date, that:

          (i) it is validly existing and in good standing as a federally chartered national banking association and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

          (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

          (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

          (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;


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          (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

          (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

          (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 5.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

          (xi) the information about the Master Servicer under the heading "The Master Servicer" in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 5.01 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Servicer and the Subservicer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in this Section 5.01. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 8.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

     Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuer, the Indenture Trustee, the Trust Administrator, the Servicer or the Subservicer or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be


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liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

     Section 5.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

     (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days' prior written notice to the Indenture Trustee. The Master Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of Section 4.02(m) of this Agreement, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in Section 4.02(m) of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

     (b) The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator any material changes that may occur in the Master Servicer's Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Indenture Trustee and the Trust Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Trust Administrator. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Indenture Trustee for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be remitted to the Master Servicer.

     Section 5.03. Master Servicer's Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall deliver to the Trust Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2006. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm


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of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

     Section 5.04. Power to Act; Procedures.

     (a) The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Noteholders under this Agreement and the Indenture. The Master Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the Noteholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Indenture Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Servicing Standards, to execute and deliver, on behalf of itself and the Noteholders, the Trust Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee (or the Trust Administrator acting for the Indenture Trustee) shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer to service the Mortgage Loans in each case in accordance with Servicing Standards (and the Indenture Trustee or the Trust Administrator shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer). If the Master Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Master Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In no event shall the Master Servicer, without the Indenture Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee's name without indicating the Master Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in


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those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

     (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in master servicing and administering loans for its own account, giving due consideration to Servicing Standards where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the Servicer to make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.03 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

     Section 5.05. Enforcement of Servicer's and Master Servicer's Obligations.

     (a) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action.

     (b) The Master Servicer, for the benefit of the Issuer, the Swap Counterparty, the Indenture Trustee and the Noteholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicer-under this Agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

     Section 5.06. [Reserved].


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     Section 5.07. Collection Account.

     (a) On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the "Collection Account"), entitled "Collection Account, HSBC Bank USA, National Association, as Indenture Trustee, in trust for Holders of the Fieldstone Mortgage Investment Trust, Series 2005-3, Mortgage-Backed Notes." The Collection Account shall relate solely to the Notes issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

     (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within 10 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

     (c) The Trust Administrator shall give to the Master Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 5.08), other than amounts not included in Interest Funds or Principal Funds to be paid to Noteholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each Class of Notes.

     (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Payment Date and one Business Day following receipt thereof, the following amounts received or payments made by the Master Servicer (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) all remittances from the Custodial Account to the Master Servicer pursuant to Section 4.03;

          (ii) all Advances made by the Servicer or the Master Servicer pursuant to Section 6.05 hereof and any payment in respect of Prepayment Interest Shortfalls paid by the Master Servicer pursuant to Section 5.21 hereof;

          (iii) the Purchase Price of any Mortgage Loan repurchased by the Depositor or the Seller during the related Prepayment Period or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan; and


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          (iv) any Net Swap Receipts or any swap breakage costs (as reported to the Trust Administrator by the Swap Counterparty) received by the Trust Administrator.

     (e) Funds in the Collection Account may be invested by the Trust Administrator in Eligible Investments selected by and at the written direction of the Trust Administrator, which shall mature not later than one Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Trust Administrator or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 5.08 and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer, as applicable, as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

     Section 5.08. Application of Funds in the Collection Account. The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

          (i) to reimburse the Master Servicer or the Servicer, as applicable, for any previously unreimbursed Advances or Servicing Advances made by any such party, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Administration Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Noteholders;

          (ii) to reimburse the Master Servicer or the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Noteholders;


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          (iii) to reimburse the Master Servicer or the Servicer from
Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 4.02(o) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Administration Fee Rate and Master Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to the Master Servicer or the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Noteholders;

          (iv) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

          (v) to the extent not paid by the Servicer, to pay any Insurance Premium with respect to a Mortgage Loan;

          (vi) to pay to the Master Servicer income earned on the investment of funds on deposit in the Collection Account;

          (vii) on each Payment Date, to make payment to the Noteholders in the amounts and in the manner provided for in Section 6.02 for the related Payment Date (to the extent collected by the Master Servicer or the Servicer);

          (viii) on each Payment Date, to the extent not previously collected and retained by the Servicer, to make payment to the Servicer, all Prepayment Premiums received during the immediately preceding Prepayment Period;

          (ix) to make payment to itself, the Master Servicer, the Servicer, the Subservicer, the Indenture Trustee, the Custodian, the Owner Trustee and others pursuant to any provision of this Agreement, the Trust Agreement, the Indenture or the Custodial Agreement;

          (x) to withdraw funds deposited in error in the Collection Account;

          (xi) to clear and terminate the Collection Account pursuant to Article IX;

          (xii) to reimburse a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Indenture Trustee or a successor master servicer appointed by the Indenture Trustee pursuant to Section 8.01, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders;


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          (xiii) to pay the Swap Counterparty any Net Swap Payments and any swap termination payments (as reported to the Trust Administrator by the Swap Counterparty) two Business Days prior to each applicable Payment Date; and

          (xiv) to make payment to the Owner Trustee, the Owner Trustee Fee for such Payment Date, if any.

     In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and
(iv) above, the Master Servicer's or the Servicer's or such other Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Trust Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

     Section 5.09. Reports to Indenture Trustee and Noteholders.

     (a) On each Payment Date, the Trust Administrator shall make available to the Indenture Trustee and each Noteholder and the Swap Counterparty, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer or Subservicer and information provided by the Swap Counterparty):

          (i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

          (ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

          (iii) the amount, if any, of any payment to the Holder of the Ownership Certificate;

          (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer (or the Master Servicer) with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

          (v) the total number of Mortgage Loans, the aggregate Stated Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (vi) the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

          (vii) the amount of all Prepayment Premiums paid to the Servicer;


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          (viii) the amount of any Realized Losses incurred with respect to the
Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

          (ix) the amount of the Owner Trustee Fee, Master Servicing Fee and Servicing Administration Fee paid during the Due Period to which such payment relates;

          (x) the number and aggregate Stated Principal Balance of Mortgage Loans, as reported to the Trust Administrator by the Servicer or Subservicer,
(a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis,
(c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs, (f) in bankruptcy and (g) that are REO Properties;

          (xi) the number and aggregate Stated Principal Balance as of the related Determination Date of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

          (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

          (xiii) whether a Trigger Event has occurred;

          (xiv) the Interest Rate applicable to such Payment Date with respect to each Class of Notes;

          (xv) the Interest Funds and the Principal Funds applicable to such Payment Date;

          (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

          (xvii) the amount of any Overcollateralization Deficiency after giving effect to the payments made on such Payment Date;

          (xviii) LIBOR with respect to such Payment Date;

          (xix) the Available Funds Shortfall of each Class of Notes, if any;
and

          (xx) to the extent such information is provided to the Master Servicer by the Servicer or the Subservicer, the number of Mortgage Loans with respect to which (a) a reduction in the Mortgage Rate has occurred or (b) the related Mortgagor's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions,


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in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2
Mortgage Loans.

     In the case of information furnished pursuant to subclauses (i), (ii) and
(vi) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Notes.

     The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Noteholders via the Trust Administrator's website. The Trust Administrator's website can be accessed at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045), and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Master Servicer (in a format agreed to by the Trust Administrator and the Master Servicer) no later than 12:00 p.m.(noon) Eastern Standard Time four Business Days prior to the Payment Date. In preparing or furnishing the foregoing information, the Trust Administrator and the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicer or the Subservicer, and neither the Trust Administrator nor the Master Servicer shall be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trust Administrator and the Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided to the Master Servicer and shall have no liability for any errors in such Mortgage Loan data.

     (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.


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     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 5.09(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this
Section 5.09(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Issuer. The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Indenture Trustee to prepare such reports.

     (d) The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Noteholders. The Master Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

     Section 5.10. Termination of Servicer or Subservicer; Successor Servicers.

     (a) The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer or Subservicer, as applicable, upon the occurrence of a Servicer Event of Default as set forth in Section 4.07; provided, however, that in the event of termination of the Servicer or of both the Servicer and the Subservicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in Section 4.08.

     The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicer or Subservicer, as applicable (or by the Trust Estate, if the Servicer or Subservicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

     (b) If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.


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     (c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Nonrecoverable Advance.

     Section 5.11. Master Servicer Liable for Enforcement. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of Article IV for the benefit of the Noteholders and the Swap Counterparty. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of either the Servicer or Subservicer in the performance by such Servicer of its obligations under Article IV.

     Section 5.12. Assumption of Master Servicing by Indenture Trustee.

     (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Default under Section 8.01 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder. The Indenture Trustee, its designee or any successor master servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Master Servicer's interest herein, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer accruing prior to its replacement as Master Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Indenture Trustee's assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

     (b) The Master Servicer that has been terminated shall, upon request of the Indenture Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of master servicing to the assuming party.

     Section 5.13. [Reserved].

     Section 5.14. Release of Mortgage Files.

     (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or
(ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer to, promptly notify the Indenture Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment


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that are required to be deposited in the Collection Account maintained by the
Trust Administrator pursuant to Section 5.07 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached to the Custodial Agreement) the Indenture Trustee or the Custodian, to deliver to the Servicer or Subservicer the related Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or the Custodian (with the consent, and at the direction of the Indenture Trustee), shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the Servicer is authorized, to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Master Servicer, or by the Servicer, as applicable, (in form reasonably acceptable to the Indenture Trustee) and as are necessary to the prosecution of any such proceedings. The Indenture Trustee or the Custodian, shall, upon request of the Master Servicer or of the Servicer, as applicable, and delivery to the Indenture Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form attached to the Custodial Agreement, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Indenture Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee or the Custodian, as applicable, to the Master Servicer or the Servicer as applicable.

     Section 5.15. Documents, Records and Funds in Possession of Master Servicer To Be Held for Indenture Trustee.

     (a) The Master Servicer shall transmit, or cause the Servicer to transmit, to the Indenture Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee or the Custodian. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Noteholders and the Swap Counterparty subject to the Master Servicer's right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Administration Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during


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normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee's agent and bailee for purposes of perfecting the Indenture Trustee's security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement and shall be authorized to remit such funds to the Indenture Trustee in accordance with this Agreement.

     (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Master Servicer that are collected by the Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Master Servicer is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer shall be held by the Master Servicer or the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee's agent and bailee for purposes of perfecting the Indenture Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

     (d) The Master Servicer agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.


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     Section 5.16. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer, the Trust Administrator, the Swap Counterparty, the Servicer and the Subservicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and a representative of the Underwriters, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

     Section 5.17. [Reserved].

     Section 5.18. [Reserved].

     Section 5.19. [Reserved].

     Section 5.20. Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Notes have been paid in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Indenture Trustee (or the Custodian), upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer or Subservicer from time to time.

     Section 5.21. Compensation to the Master Servicer. As compensation for its services hereunder, the Master Servicer shall be entitled to retain all income and gain realized from any investment of funds in the Collection Account pursuant to Section 5.07(e) and the Master Servicing Fee (together, the "Master Servicing Compensation"). Notwithstanding the foregoing, the Master Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (i) its master servicing compensation with respect to such Payment Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Payment Date pursuant to this Agreement, but which is not paid by the Servicer or by the Subservicer on its behalf. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 5.22. [Reserved].

     Section 5.23. Reports to the Indenture Trustee.

     (a) Not later than 30 days after each Payment Date, the Trust Administrator shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Trust Administrator, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Payment Date, indicating that all payments required by this Agreement to be made by the Trust Administrator have been


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made (or if any required payment has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Trust Administrator. Copies of such statement shall be provided by the Trust Administrator, upon request, to the Depositor, Attention: Contract Finance and any Noteholders (or by the Indenture Trustee at the Trust Administrator's expense if the Trust Administrator shall fail to provide such copies to the Noteholders, unless (i) the Trust Administrator shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Trust Administrator's failure to provide such statement).

     (b) Not later than two Business Days following each Payment Date, the Trust Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer or Subservicer or by the Depositor.

     (c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

     Section 5.24. Annual Officer's Certificate as to Compliance.

     (a) The Master Servicer shall deliver to the Indenture Trustee no later than five Business Days after the 15th of March of each calendar year, commencing in March 2006, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that the Servicer has failed to perform any of its duties, responsibilities and obligations set forth in Article IV hereunder in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from the Servicer an annual certificate of compliance and a copy of such Servicer's or Subservicer's annual audit report, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

     (b) Copies of such statements shall be provided to any Noteholder upon request, by the Master Servicer or by the Indenture Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless
(i) the Master Servicer shall have failed to provide


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the Indenture Trustee with such statement or (ii) the Indenture Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     Section 5.25. Annual Independent Accountants' Servicing Report. If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Indenture Trustee and the Depositor no later than five Business Days after the fifteenth of March of each calendar year, commencing in March 2006 to the effect that, with respect to the most recently ended calendar year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Noteholder upon request by the Master Servicer, or by the Indenture Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Indenture Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

     Section 5.26. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $15,000,000.

     Section 5.27. Resignation of Master Servicer. Except as otherwise provided in Sections 5.26 and this Section 5.27 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Indenture Trustee determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee shall have assumed, or a successor master servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and


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obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Indenture Trustee.

     Section 5.28. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Master Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section
5.21 hereof, shall thereafter be payable to such successor master servicer.

     Section 5.29. Limitation on Liability of the Master Servicer and Others.

     (a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

     (c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, fraud, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes


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other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 5.08.

     Section 5.30. Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor, the Issuer and the Indenture Trustee, the Owner Trustee, the Swap Counterparty, the Servicer and the Subservicer and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Swap Counterparty, the Servicer or Subservicer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer and the Subservicer shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee, the Servicer or Subservicer to indemnification under this Section 5.30, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

     Section 5.31. Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

     Section 5.32. Transfer of Servicing. The Seller agrees that it shall provide written notice to the Master Servicer and the Indenture Trustee and the Swap Counterparty thirty days prior to any proposed transfer or assignment by the Seller of the servicing of the Mortgage Loans other than transfer or assignment to the Subservicer. In addition, the ability of the Seller to transfer or assign the servicing hereunder to a successor servicer shall be subject to the following conditions:


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          (i) receipt of written consent of the Master Servicer and Indenture
Trustee to such transfer;

          (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

          (iii) Such successor servicer must satisfy the servicer eligibility standards set forth in Section 4.06(d);

          (iv) Such successor servicer must execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer;

          (v) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes; and

          (vi) The Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Payment Date, to the Indenture Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans;
(E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.


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                                   ARTICLE VI

                        DEPOSITS AND PAYMENTS TO HOLDERS

     Section 6.01. The Collection Account.

     (a) The Trust Administrator shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 5.07, which account shall be pledged to the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty.

     (b) The Trust Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 5.08.

     Section 6.02. Payments from the Collection Account.

     (a) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall withdraw from the Collection Account the Total Remittance Amount (to the extent such amount is on deposit in the Collection Account) and shall pay such amount as specified in this Section. All allocations and payments made between and with respect to Group 1 and Group 2 in this Section shall be made concurrently.

     (b) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Interest Funds for Group 1 for such date in the following order of priority in accordance with the report of the Trust Administrator:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) to the Class 1-A Notes, Current Interest thereon for such Payment Date;

          (iii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date; and

          (iv) for application pursuant to clause (d) below, any Interest Funds for Group 1 remaining undistributed for such Payment Date.

     (c) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Interest Funds for Group 2 for such date in the following order of priority in accordance with the report of the Trust Administrator:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;


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          (ii) pro rata, to Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3
Notes, Current Interest thereon for such Payment Date;

          (iii) to the Class 1-A Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date; and

          (iv) for application pursuant to clause (d) below, any Interest Funds for Group 2 remaining undistributed for such Payment Date.

     (d) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the aggregate of any remaining Interest Funds for Group 1 and Group 2 from Section 6.02(b)(iv) and Section 6.02(c)(iv), respectively, for such Payment Date in the following order of priority in accordance with the report of the Trust Administrator:

          (i) to the Class M1 Notes, Current Interest for such Class for such Payment Date;

          (ii) to the Class M2 Notes, Current Interest for such Class for such Payment Date;

          (iii) to the Class M3 Notes, Current Interest for such Class for such Payment Date;

          (iv) to the Class M4 Notes, Current Interest for such Class for such Payment Date;

          (v) to the Class M5 Notes, Current Interest for such Class for such Payment Date;

          (vi) to the Class M6 Notes, Current Interest for such Class for such Payment Date;

          (vii) to the Class M7 Notes, Current Interest for such Class for such Payment Date;

          (viii) to the Class M8 Notes, Current Interest for such Class for such Payment Date;

          (ix) to the Class M9 Notes, Current Interest for such Class for such Payment Date;

          (x) to the Class M10 Notes, Current Interest for such Class for such Payment Date;

          (xi) to the Class M11 Notes, Current Interest for such Class for such Payment Date;


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          (xii) to the Class M12 Notes, Current Interest for such Class for such
Payment Date;

          (xiii) to the Class M13 Notes, Current Interest for such Class for such Payment Date;

          (xiv) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Subservicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in this Agreement; and

          (xv) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (f) of this Section any Interest Funds for Group 1 and Group 2 remaining undistributed for such Payment Date.

     (e) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Principal Funds for such date in accordance with the report of the Trust Administrator as follows:

          (i) On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall make the following payments to the extent of funds then in the Collection Account available therefor, concurrently:

               (1) For Group 1: The Principal Payment Amount for Group 1 will be paid in the following order of priority:

                    (A) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                    (B) to the Class 1-A Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (C) sequentially, to the Class 2-A1, Class 2-A2 and Class
               2-A3 Notes, in that order, after giving effect to payments pursuant to subsection 6.02(e)(i)(2)(B), until the Class Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate of the Class Principal Amounts of the Class M Notes, all payments pursuant to this clause shall be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

                    (D) to the Class M1 Notes, until the Class Principal Amount of such Class has been reduced to zero;


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                    (E) to the Class M2 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (F) to the Class M3 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (G) to the Class M4 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (H) to the Class M5 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (I) to the Class M6 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (J) to the Class M7 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (K) to the Class M8 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (L) to the Class M9 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (M) to the Class M10 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (N) to the Class M11 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (O) to the Class M12 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (P) to the Class M13 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (Q) to the Swap Counterparty, to the extent not previously paid, the Group 1 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                    (R) for application as part of Monthly Excess Cashflow for such Payment Date, as provided for in subsection (f) of this Section, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (A) through (Q) above.


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               (2) For Group 2: The Principal Payment Amount for Group 2 will be paid in the following order of priority:

                    (A) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                    (B) sequentially, to the Class 2-A1, Class 2-A2 and Class
               2-A3 Notes, until the Class Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate of the Class Principal Amounts of the Class M Notes, all payments pursuant to this clause shall be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes;

                    (C) to the Class 1-A Notes, after giving effect to payments pursuant to subsection 6.02(e)(i)(1)(B), until the Class Principal Amount of such Classes has been reduced zero;

                    (D) to the Class M1 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (E) to the Class M2 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (F) to the Class M3 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (G) to the Class M4 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (H) to the Class M5 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (I) to the Class M6 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (J) to the Class M7 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (K) to the Class M8 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (L) to the Class M9 Notes, until the Class Principal Amount of such Class has been reduced to zero;


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                    (M) to the Class M10 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (N) to the Class M11 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (O) to the Class M12 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (P) to the Class M13 Notes, until the Class Principal Amount of such Class has been reduced to zero;

                    (Q) to the Swap Counterparty, to the extent not previously paid, the Group 2 Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                    (R) for application as part of Monthly Excess Cashflow for such Payment Date, as provided for in subsection (f) of this Section, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (A) through (Q) above.

          (ii) On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Principal Payment Amount for such date in the following order of priority:

               (1) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (2) to the Class 1-A Notes (from amounts in Group 1 except as provided below) and, sequentially, to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (from amounts in Group 2 except as provided below), in that order, in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such Class or Classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the Class or Classes of Senior Notes of the other Mortgage Group (with respect to the Class 1-A Notes, pro rata, and with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, sequentially, in that order), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this Subsection (2)(a) on such Payment Date; provided that if on any Payment Date the Total Principal Deficiency Amount


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          exceeds the aggregate of the Class Principal Amounts of the Class M
          Notes, to the Class 1-A Notes (from amounts in Group 1) and to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (from amounts in Group 2), pro rata, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

               (3) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (2) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (4) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (2) and (3) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (5) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (2), (3) and (4) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

               (6) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (2), (3), (4) and (5) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (7) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5) and
          (6) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (8) to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such


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

          Payment Date pursuant to clauses (2), (3), (4), (5), (6) and (7) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (9) to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (2),
          (3), (4), (5), (6), (7) and (8) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

               (10) to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8) and (9) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

               (11) to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10)
          above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; and

               (12) to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10)
          and (11) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (13) to the Class M11 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8),
          (9), (10), (11) and (12) above, respectively, and (y) the M11 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;


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

               (14) to the Class M12 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5),
          (6), (7), (8), (9), (10), (11), (12) and (13) above, respectively, and
          (y) the M12 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (15) to the Class M13 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Notes on such Payment Date pursuant to clauses (2), (3),
          (4), (5), (6), (7), (8), (9), (10), (11), (12), (13) and (14) above, respectively, and (y) the M13 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero;

               (16) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (17) for application as part of Monthly Excess Cashflow for such Payment Date, as provided in subsection (e) of this Section, any Principal Payment Amount remaining after application pursuant to clauses (1) through (16) above.

     (f) On each Payment Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay the Monthly Excess Cashflow for such date in accordance with the report of the Trust Administrator as follows:

          (i) for each Payment Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date but for which a Trigger Event is in effect:

               (a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

                    i. concurrently, in proportion to the aggregate Class
               Principal Amounts of each Class of Senior Notes, after giving effect to previous principal payments on such Payment Date pursuant to subsections 6.02(e)(i)(1) and 6.02(e)(i)(2), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, to be paid sequentially, in that order; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the


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

               aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes), until the Class Principal Amount of each such Class has been reduced to zero;

                    ii. to the Class M1 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    iii. to the Class M2 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    iv. to the Class M3 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    v. to the Class M4 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    vi. to the Class M5 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    vii. to the Class M6 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

                    viii. to the Class M7 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    ix. to the Class M8 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    x. to the Class M9 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    xi. to the Class M10 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;


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

                    xii. to the Class M11 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    xiii. to the Class M12 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                    xiv. to the Class M13 Notes, in reduction of their Class
               Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

               (b) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the Classes of Notes as set forth immediately above in proportion and with respect to the Senior Notes to their amount of unpaid Available Funds Shortfalls, until each such Class has received in full all amounts of any Available Funds Shortfall.

               (c) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

               (d) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes, Class M10 Notes, Class M11, Class M12 and Class M13 Notes in that order, Deferred Interest, if any, for such Class, until each such Class has received in full its Deferred Interest; and

               (e) to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (a) through (d) above; or

          (ii) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall pay, in accordance with the report of the Trust Administrator, in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Senior Notes, after giving effect to previous principal payments on such Payment Date pursuant to subsections 6.02(d)(ii)(1) and 6.02(d)(ii)(2), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes(with respect to the Class 2-A1, Class 2-A2 and Class 2-A3 Notes, to be paid sequentially, in that order; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes), until the aggregate Class Principal Amount of each


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

          such Class, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

               (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

               (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

               (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

               (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

               (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

               (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

               (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

               (i) to the Class M8 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;


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

               (j) to the Class M9 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

               (k) to the Class M10 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes, after giving effect to payments on such Payment Date, equals the M10 Target Amount;

               (l) to the Class M11 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, after giving effect to payments on such Payment Date, equals the M11 Target Amount;

               (m) to the Class M12 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11 and Class M12 Notes, after giving effect to payments on such Payment Date, equals the M12 Target Amount;

               (n) to the Class M13 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class M11, Class M12 and Class M13 Notes, after giving effect to payments on such Payment Date, equals the M13 Target Amount;

               (o) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes, in the order of priority of the Classes of Notes as set forth immediately above, and with respect to the Senior Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such Class has received in full all amounts of any Available Funds Shortfall;

               (p) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement under the Swap Agreement;

               (q) sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes, Class M10, Class M11, Class M12 and Class M13 Notes, in that order, Deferred Interest, if any, for such Class, until each such Class has received in full its Deferred Interest; and


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

               (r) to the Ownership Certificate, any amount remaining on such date after application pursuant to clauses (a) through (q) above.

     On the Redemption Date, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall distribute to each Class of Notes the related Redemption Price therefor, as set forth in the Indenture.

     Section 6.03. Net Swap Payments and Net Swap Receipts.

     (a) Any Net Swap Receipts shall be deposited by the Swap Counterparty into the Basis Risk Reserve Account in accordance with the terms of the Swap Agreement. On any Payment Date for which there are funds on deposit in the Basis Risk Reserve Account, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall withdraw such amounts from the Basis Risk Reserve Account and deposit such amounts in the Collection Account, and from the Collection Account shall apply the Group 1 Percentage of such Net Swap Receipt as Interest Funds for Group 1 and shall make payments specified in the order and priority described in Section 6.02 above.

     (b) Any Net Swap Receipts shall be deposited by the Swap Counterparty into the Basis Risk Reserve Account in accordance with the terms of the Swap Agreement. On any Payment Date for which there are funds on deposit in the Basis Risk Reserve Account, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) shall deposit such amounts in the Collection Account, and from the Collection Account, shall apply the Group 2 Percentage of such Net Swap Receipt as Interest Funds for Group 2 and shall make payments specified in the order and priority described in Section 6.02 above.

     Section 6.04. Control of the Trust Account and Deferred Interest.

     (a) The Depositor, the Issuer and the Indenture Trustee hereby appoint the Trust Administrator as Securities Intermediary with respect to the Trust Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders and the Swap Counterparty, a security interest to secure all amounts due Noteholders and the Swap Counterparty hereunder in and to the Trust Account and the Security Entitlements to all Financial Assets credited to the Trust Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Account and all proceeds thereof. Amounts held from time to time in the Trust Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders and the Swap Counterparty. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary and the Swap Counterparty of such termination. By acceptance of their Notes or interests therein, the Noteholders shall be deemed to have appointed the Trust Administrator as Securities Intermediary. The Trust Administrator hereby accepts such appointment as Securities Intermediary.

     (b) With respect to the Trust Account Property credited to the Trust Account, the Securities Intermediary agrees that:


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

          (i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

          (ii) the sole assets permitted in the Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

          (iii) any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Trust Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

     (c) The Securities Intermediary hereby confirms that (A) the Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Trust Account, (B) all Trust Account Property in respect of the Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to the Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

     (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Trust Account shall be treated as a Financial Asset;

     (e) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;


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     (f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Trust Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Account and (ii) the face amount of any checks which have been credited to the Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

     (g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

     (h) The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

     (i) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

     (j) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Trust Administrator and the Master Servicer to make withdrawals and payments from the Trust Account for the purpose of permitting the Master Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

     (k) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such


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further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

          (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer's and the Indenture Trustee's security interest in the Trust Account Property; and

          (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

          (iii) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property. In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Indenture Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 6.04.

     None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken; or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, fraud, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of fraud, bad faith,


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negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

     Section 6.05. Advances by Master Servicer and Servicer.

     (a) Subject to Section 4.03(c), Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Due Period have not been received, such Servicer shall advance such amount to the extent provided in Section 4.03(c) hereof. If any Servicer fails to remit Advances required to be made under Section 4.03(c) hereof, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance on the Servicer Remittance Date immediately following such Determination Date. If the Master Servicer determines that an Advance is required, it shall on the Business Day immediately prior to the related Payment Date remit to the Trust Administrator from its own funds (or funds advanced by the applicable Servicer) for deposit in the Collection Account immediately available funds in an amount equal to such Advance. The Master Servicer and the Servicer shall be entitled to be reimbursed from the Collection Account, and the Servicer shall be entitled to be reimbursed from its respective Custodial Account, for all Advances made by it as provided in Section 4.02(e). Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is a Nonrecoverable Advance, the Master Servicer shall be under no obligation to make such Advance.

     (b) In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 6.05, the Indenture Trustee, as successor Master Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of
(a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Master Servicer or the Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee as successor Master Servicer, or any other successor Master Servicer, shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee as successor Master Servicer, or any other successor Master Servicer, shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 6.05 as if it were the Master Servicer.

     Section 6.06. Pre-Funding Account.

     (a) The Trust Administrator has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated the Pre-Funding Account, which is and shall continue to be an Eligible Account in the name of the Trust Administrator and shall be designated "Wells Fargo Bank, N.A., as Trust Administrator of the Fieldstone Mortgage Investment Trust, Series 2005-3 Pre-Funding Account." Any investment earnings from the Pre-Funding Account will be paid to the Seller on the first Business Day of the month following each Payment Date during the Pre-Funding Period; provided, however, that if the final Subsequent Transfer Date occurs after the Payment Date in a month, on such Subsequent Transfer Date, the Trust Administrator shall (i) transfer the Excess Funding Amount


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from the Pre-Funding Account to the Collection Account, (ii) transfer any investment earnings to the Seller as soon as practicable and (iii) close the Pre-Funding Account. The amount on deposit in the related Subaccount of the Pre-Funding Account shall be invested in Eligible Investments at the direction of the Seller in accordance with the provisions of Section 4.02(j). All investment earnings on funds on deposit in the Pre-Funding Account will be treated as owned by, and will be taxable to, the Seller.

     (b) On the Closing Date, the Seller will cause to be deposited (1) $103,386,623.06 in the Pool 1 Subaccount and (2) $186,607,633.51 in the Pool 2
Subaccount, in each case from the sale of the Notes.

     (c) On each Subsequent Transfer Date, (i) the Seller shall instruct the Trust Administrator to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and (ii) the Trust Administrator shall pay such amounts to or upon the order of the Seller with respect to such transfer.

     (d) If at the end of the Pre-Funding Period amounts still remain in the Pre-Funding Account, the Trust Administrator shall withdraw such amounts, exclusive of investment income, from the Pre-Funding Account on the immediately following Payment Date and deposit such amounts in the Collection Account.

     (e) Unless closed as provided in Section 6.06(a) above, the Pre-Funding Account shall be closed at the close of business on the Payment Date immediately following the end of the Pre-Funding Period.

     Section 6.07. Establishment of Basis Risk Reserve Account.

     (a) The Trust Administrator shall establish and maintain an Eligible Account in its name in trust for the benefit of the Noteholders, the Basis Risk Reserve Account.

     (b) The Swap Counterparty shall deposit any Net Swap Receipts into the Basis Risk Reserve Account as provided in the Swap Agreement. Amounts on deposit in the Basis Risk Reserve Account shall remain uninvested.

                                   ARTICLE VII

                        ADMINISTRATION OF THE AGREEMENTS

     Section 7.01. Duties of the Trust Administrator.

     (a) The Trust Administrator agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Trust Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, this Agreement and the Indenture:

          (i) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new


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Note Registrar and the location, or change in location, of the Note Register
(Section 2.04 of the Indenture);

          (ii) the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.03 of the Trust Agreement);

          (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes (Sections
2.04 and 2.05 of the Indenture);

          (iv) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

          (v) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02 of the Indenture);

          (vi) the maintenance of an office for registration of transfer or exchange of the Ownership Certificate (Section 3.03 of the Trust Agreement);

          (vii) the calculation of accrual of original issue discount and the amortization of premium on the Notes (Section 3.03(v) of the Indenture);

          (viii) upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default or a Master Servicer Event of Default under this Agreement (Section 3.07(d) of the Indenture);

          (ix) upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19 of the Indenture);

          (x) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

          (xi) causing the preparation of any financing statements and continuation statements necessary to protect the Collateral (Section 3.05 of the Indenture);

          (xii) the preparation (but not the execution) of the annual Officer's Certificate regarding the Issuer's compliance with the terms of the Indenture (Section 3.09 of the Indenture);

          (xiii) the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19);


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          (xiv) causing the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

          (xv) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Indenture Event of Default shall have occurred and be continuing under the Indenture (Section 5.04 of the Indenture);

          (xvi) causing the preparation of an Issuer Request and Officer's Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.03 of the Indenture);

          (xvii) the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture); and

          (xviii) any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Trust Agreement.

     Notwithstanding the foregoing, the Seller shall undertake the duties of the Issuer under the Indenture to cause the preparation of Issuer Orders (and execute the same on behalf of the Issuer), and to obtain Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, to mail to the Noteholders notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture).

     (b) The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, this Agreement or the Swap Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

     (c) Subject to the penultimate paragraph of this Section 7.01, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Collateral (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

     (d) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.


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     In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys' fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

     The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

     Section 7.02. Duties of the Trust Administrator With Respect to the Indenture, the Trust Agreement and this Agreement.

     (a) The Trust Administrator shall take all appropriate action that is the duty of the Indenture Trustee to take with respect to the following matters under the Indenture, the Trust Agreement and this Agreement:

          (i) the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02 and 2.11 of the Indenture);

          (ii) the duties of Note Registrar to be kept (Sections 2.03, 2.04, 2.05 and 2.07 of the Indenture);

          (iii) to provide notices and instructions to the Clearing Agency (Section 2.10 of the Indenture);

          (iv) the duties of Paying Agent (Sections 3.03, 4.01, 4.02 and 5.02 of the Indenture); and

          (v) the duties of agent or attorney-in-fact for the purposes of filing financing and continuation statements for the Issuer (Section 3.05 of the Indenture).

     (b) The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

     Section 7.03. Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and


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records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

     Section 7.04. Compensation. The Trust Administrator will perform the duties and provide the services called for under Section 7.01 and 7.02 above for such compensation as shall be agreed upon between the Trust Administrator and the Master Servicer.

     Section 7.05. Additional Information to be Furnished to the Issuer. The Depositor shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

     Section 7.06. Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     Section 7.07. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     Section 7.08. Other Activities of Trust Administrator and the Depositor. Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

     Section 7.09. Resignation and Removal of Trust Administrator.

     (a) Subject to Section 7.09(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

     (b) Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least 60 days' prior written notice.

     (c) Subject to Section 7.09(d) hereof, the Issuer may remove the Trust Administrator immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur:

          (i) the Trust Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer); or


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          (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Trust Administrator's affairs; or

          (iii) the Trust Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 7.09(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the occurrence of such event.

     (d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer in accordance with the Trust Agreement and (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder. If a successor Trust Administrator does not take office within 60 days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

     (e) The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.

     (f) Subject to Sections 7.09(d) and 7.09(e) above, the Trust Administrator acknowledges that upon the appointment of a successor Master Servicer pursuant to Section 8.01, the Trust Administrator shall immediately resign and such successor Master Servicer shall automatically become the Trust Administrator under this Agreement. Any such successor Master Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Master Servicer.

     Section 7.10. Action upon Termination, Resignation or Removal of the Trust Administrator. Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to Section
7.09 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys' fees, accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to Section


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7.09 deliver to the successor Trust Administrator all property and documents of or relating to the Collateral then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Trust Administrator pursuant to Section 7.09, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator.

                                  ARTICLE VIII

                        MASTER SERVICER EVENTS OF DEFAULT

     Section 8.01. Master Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

     (a) The occurrence of any one or more of the following events shall constitute a "Master Servicer Event of Default":

          (i) Any failure by the Master Servicer to furnish to the Trust Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 5.09(a) which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure shall have been given to such Master Servicer by the Indenture Trustee or the Trust Administrator or to such Master Servicer and the Indenture Trustee by the Holders of not less than 25% of the Class Principal Amount of each Class of Notes affected thereby; or

          (ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

          (iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Master Servicer; or

          (iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

          (v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or


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reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 5.26 hereof; or

          (vii) If a representation or warranty set forth in Section 5.01 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Indenture Trustee or the Trust Administrator, or to the Master Servicer and the Indenture Trustee by the Majority Noteholders; or

          (viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Noteholders; or

          (ix) The Master Servicer has notice or actual knowledge that the Servicer at any time is not either an FNMA- or FHLMC- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this Agreement and replaced the Servicer with an FNMA- or FHLMC-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

          (x) Any failure of the Master Servicer to remit to the Trust Administrator any Advance required to be made to the Trust Administrator for the benefit of Noteholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Payment Date.

     If a Master Servicer Event of Default described in clauses (i) through (ix) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Master Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by the Majority Noteholders, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Default described in clause (x) of this Section 8.01 shall occur, then, in each and every case, subject to applicable law, so long as such Master Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 8.01, the Indenture Trustee, by notice in writing to the Master Servicer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise,


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shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Notes or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear all reasonable out-of-pocket costs of a master servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

     The Indenture Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Estate, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefore, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 5.07(c); provided that the terminated Master Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall decide whether and to what extent it is in the best interest of the Noteholders to pursue any remedy against any party obligated to make such reimbursement.

     Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 5.08 to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

     If any Master Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency of the nature and extent of such Master Servicer Event of Default. The Trust Administrator or the Master Servicer shall immediately give written notice to the Indenture Trustee upon the Master Servicer's failure to remit Advances on the date specified herein.


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     (b) On and after the time the Master Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 8.01(a) or the Indenture Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.27, the Indenture Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 5.01. In the Indenture Trustee's capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement.

     (c) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Such successor Master Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Indenture Trustee and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Indenture Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Indenture Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Notes or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor master servicer shall be deemed to be in default hereunder by


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reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

     Section 8.02. Additional Remedies of Indenture Trustee Upon Event of Default. During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 8.03. Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Indenture Trustee to make any required payment of principal of or interest on the Notes may only be waived with the consent of 100% of the affected Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 8.04. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders at their respective addresses appearing on the applicable Register. The Indenture Trustee shall also, within 45 days after the occurrence of any Master Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Noteholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

     Section 8.05. Directions by Noteholders and Duties of Indenture Trustee During Master Servicer Event of Default. During the continuance of any Master Servicer Event of Default, the Majority Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of


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the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Noteholders.

     Section 8.06. Action Upon Certain Failures of the Master Servicer and Upon Master Servicer Event of Default. In the event that a Responsible Officer of the Indenture Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer's failure to remedy the same after notice, the Indenture Trustee or Trust Administrator, as applicable, shall give notice thereof to the Master Servicer.

     Section 8.07. Preparation of Reports.

     (a) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Payment Date, the Trust Administrator shall, in accordance with industry standards customary for securities similar to the Notes as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission"), file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to January 30, 2006, the Trust Administrator shall, in accordance with industry standards applicable to the Notes, file a Form 15 Suspension Notification with respect to the Issuer, if applicable. Prior to March 31, 2006, and prior to March 31 in each succeeding year so long as a Form 15 Suspension Notification has not been filed for the prior calendar year, the Trust Administrator shall file (and the Master Servicer will execute) a Form 10-K, in substance conforming to industry standards applicable to the Notes, with respect to the Issuer. The Form 10-K shall include the certification required pursuant to Rule 13a-14 under the Exchange Act, as amended (the "Form 10-K Certification," which Form 10-K Certification shall be signed by the Master Servicer). The Indenture Trustee and the Trust Administrator shall have no liability for any delay in filing the Form 10-K due to the failure of such party to timely sign the Form 10-K or Form 10-K Certification. The Depositor hereby grants to the Master Servicer and the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer and the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Issuer. The Depositor agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this section.


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     (b) Each person (including their officers or directors) that signs any Form
10-K Certification shall be entitled to indemnification from the Trust Estate for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person's own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

     (c) To the extent that, following the Closing Date, the contents of Forms 8-K, 10-K or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the parties hereto hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 10.03) in order to comply with such amended reporting requirements and such amendment of this Agreement. Any such amendment may result in the reduction of the reports filed by the Servicer under the Exchange Act. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination. The respective obligations and responsibilities of the Master Servicer, the Trust Administrator, the Depositor, the Issuer, the Servicer, the Subservicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the day after the day on which the Notes are paid in full (including payment pursuant to Section 9.02 below) (the "Termination Date").

     Section 9.02. Termination Prior to Maturity Date; and Optional Redemption. On any Payment Date on which the Aggregate Collateral Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the sum of the Aggregate Collateral Balance as of the Closing Date, the Servicer acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Redemption Price. The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Redemption Price for any outstanding Advances, Servicing Advances and unpaid Servicing Administration Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer not less than 15 days prior to the applicable Payment Date. If the Servicer fails to exercise such option prior to the Stepup Date, the Interest Rate for each Class of Notes will be increased as set forth in the table in the Preliminary Statement herein beginning on the Stepup Date and for each Payment Date thereafter. The Servicer shall deliver written notice of its intention to exercise such option to the


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Issuer, the Indenture Trustee and the Master Servicer not less than ten days prior to the applicable Payment Date.

     In connection with such purchase, the Servicer shall remit to the Trust Administrator all amounts then on deposit in the Custodial Account in respect of the related Total Remittance Amount for deposit to the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     Promptly following any such purchase pursuant to paragraph (a) of this Section, the Indenture Trustee or the applicable Custodian shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 10.02, or otherwise upon its order.

     Section 9.03. Certain Notices upon Final Payment. The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days' prior written notice of the date on which the Trust is expected to terminate in accordance with Section 9.01, or the date on which the Notes will be redeemed in accordance with Section 9.02. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

     Section 9.04. Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder. Notwithstanding anything to the contrary herein, the Swap Counterparty is an express third party beneficiary of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 10.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 10.03. Amendment.


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     (a) This Agreement may be amended from time to time by the parties hereto and the Holder of the Ownership Certificate and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and for so long as the Swap Agreement is in effect), without notice to or the consent of any of the Holders of the Notes, (i) to cure any ambiguity,
(ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Notes, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or in any other Operative Agreement, to make any other provisions with respect to matters or questions arising under this Agreement, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code or ERISA and applicable regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust), adversely affect the status of the Notes as debt for federal income tax purposes and will not result in an entity level tax on the Trust nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder, nor shall such amendment be with respect to Section 6.02 or the definitions of "Interest Funds," "Principal Funds" or "Monthly Excess Cashflow" without the prior written consent of the Swap Counterparty; provided, however, that all outstanding payments under the Swap Agreement have been made. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Notes.

     (b) This Agreement may also be amended from time to time by the parties hereto and with the prior written consent of the Swap Counterparty (but only to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and for so long as the Swap Agreement is in effect), with the consent of the Noteholders representing
66 2/3% Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid on any Class of Notes or under the Swap Agreement, without the consent of the Noteholders of such Class or the Swap Counterparty, respectively, or (ii) reduce the aforesaid percentages of Class Principal Amount of Notes, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount of the Notes. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners; provided further, however, that no such amendment may be made with respect to Section 6.02(b) or (c) or the definition of "Interest Funds" without the prior written consent of the Swap Counterparty but only for so long as the Swap Agreement is in effect.


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     (c) Promptly after the execution of any such amendment, the Indenture
Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

     (d) It shall not be necessary for the consent of Holders under this Section
10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     Section 10.04. Acts of Noteholders. Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

     Section 10.05. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than 66-2/3% of the Note Principal Balance of the Notes and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

     Section 10.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

     Section 10.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

          (i)  if to the Seller:

               Fieldstone Investment Corporation
               11000 Broken Land Parkway, Suite 600
               Columbia, Maryland 21044
               Attention: Senior Vice President--Investment Portfolio
               Telephone: (410) 772-7288


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

               Facsimile: (410) 772-7299

               with a copy to:

                  Fieldstone Mortgage Investment Corporation
                  11000 Broken Land Parkway, Suite 600
                  Columbia, Maryland 21044
                  Attention: Legal Department

          (ii) if to the Servicer:

               Fieldstone Servicing Corp.
               11000 Broken Land Parkway, Suite 600
               Columbia, Maryland 21044
               Attention: Senior Vice President-- Investment Portfolio
               Telephone: (410) 772-7288
               Facsimile: (410) 772-7299

          (iii) if to the Subservicer:

               JPMorgan Chase Bank, National Association
               194 Wood Avenue South
               Iselin, New Jersey 08830

          (iv) if to the Master Servicer:

               Wells Fargo Bank, N.A.
               P.O. Box 98
               Columbia, Maryland 21046
               Attention: Fieldstone 2005-3

               (or in the case of overnight deliveries, 9062 Old Annapolis Road
               Columbia, Maryland 21045)
               Telephone: (410) 884-2000
               Facsimile: (410) 715-2380

          (v)  if to the Trust Administrator:

               Wells Fargo Bank, N.A.
               P.O. Box 98
               Columbia, Maryland 21046
               Attention: Fieldstone 2005-3

               (or in the case of overnight deliveries, 9062 Old Annapolis Road


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

               Columbia, Maryland 21045)
               Telephone: (410) 884-2000
               Facsimile: (410) 715-2380

          (vi) if to the Indenture Trustee:

               HSBC Bank USA, National Association
               452 Fifth Avenue
               New York, New York 10018
               Attention: Corporate Trust

          (vii) if to the Depositor:

               Fieldstone Mortgage Investment Corporation
               11000 Broken Land Parkway, Suite 600
               Columbia, Maryland 21045
               Attention: President
               Telephone: (410) 772-7288
               Facsimile: (410) 772-7299

          (viii) if to the Issuer:

               Fieldstone Mortgage Investment Trust, Series 2005-3 c/o U.S. Bank Trust National Association
               300 Delaware Avenue
               Suite 813
               Wilmington, Delaware 19801
               Attention: Corporate Trust Administration

          (ix) if to the Swap Counterparty:

               Bank of America, N.A.
               233 South Wacker Drive
               Suite 2800
               Chicago, Illinois 60606
               Attention: Denny Trompeter

     All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

     Section 10.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way


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affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

     Section 10.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 10.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 10.11. Benefits of Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, the Owner Trustee and the Swap Counterparty shall each be an express third-party beneficiary of this Agreement.

     Section 10.12. Special Notices to the Rating Agencies.

     (a) The Seller shall give prompt notice to each Rating Agency and the Swap Counterparty of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.03; and

          (ii) the making of a final payment hereunder.

     (b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to Fitch:

     Fitch Ratings
     One State Street Plaza
     New York, New York 10004
     Fax no.: (212) 908-0269

if to Moody's:

     Moody's Investors Service, Inc.
     99 Church Street
     New York, New York 10004
     Fax no.: (212) 553-4392
if to S&P:

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
     55 Water Street
     New York, New York 10041
     Fax no.: (212) 438-2661

     (c) The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 5.09.

     Section 10.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 10.14. Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                          FIELDSTONE MORTGAGE INVESTMENT TRUST,
                          SERIES 2005-3, as Issuer

                          By: U.S. BANK TRUST NATIONAL ASSOCIATION,
                              not in its individual capacity but solely as Owner Trustee


                          By: /s/ Charles F. Pedersen
                              --------------------------------------------------
                          Name: Charles F. Pedersen
                          Title: Vice President


                          FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor


                          By: /s/ John C. Kendall
                              --------------------------------------------------
                          Name: John C. Kendall
                          Title: President


                          HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee


                          By: /s/ Elena Zheng
                              --------------------------------------------------
                          Name: Elena Zheng
                          Title: Assistant Vice President


                          WELLS FARGO BANK, N.A.,
                          as Trust Administrator and Master Servicer


                          By: /s/ Amy Doyle
                              --------------------------------------------------
                          Name: Amy Doyle
                          Title: Vice President

                          FIELDSTONE SERVICING CORP.,
                          as Servicer


                          By: /s/ John C. Kendall
                              --------------------------------------------------
                          Name: John C. Kendall
                          Title: Vice President


                          JPMORGAN CHASE BANK, NATIONAL ASSOCIATION


                          By: /s/ Frances Dixonl
                              --------------------------------------------------
                          Name: Frances Dixon
                          Title: Assistant Vice President


                          FIELDSTONE INVESTMENT CORPORATION, as Seller


                          By: /s/ John C. Kendall
                              --------------------------------------------------
                          Name: John C. Kendall
                          Title: Senior Vice President

STATE OF MINNESOTA )
                   : ss.:
COUNTY OF RAMSEY   )

On this ___ day of November, 2005, before me, personally appeared Charles F. Pedersen, known to me to be a Vice President of U.S. Bank Trust National Association, a National Banking Assoc. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Susan Burdick
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND )
                  : ss.:
COUNTY OF HOWARD  )

     On the __ day of November, 2005, before me, personally appeared John Kendall, known to me to be a President of Fieldstone Mortgage Investment Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Melissa Brown
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

     On the 18th day of November 2005 before me, a Notary Public in and for said State, personally appeared Elena Zheng, known to me to be a AVP of HSBC Bank USA, National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Ecliff Jackman
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND      )
                       : ss.:
COUNTY OF ANNE ARUNDEL )

     On the 23rd day of November, 2005, before me, a Notary Public in and for the State of Maryland, personally appeared Amy Doyle, known to me to be a Vice President of Wells Fargo Bank, National Association, the banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Joanne K. Stahling
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND )
                  : ss.:
COUNTY OF HOWARD  )

     On the __ day of November 2005 before me, a Notary Public in and for said State, personally appeared John Kendall known to me to be a Vice President of Fieldstone Servicing Corp., a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Melissa Brown
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF CALIFORNIA )
                    : ss.:
COUNTY OF SAN DIEGO )

     On the 18th day of November 2005 before me, a Notary Public in and for said State, personally appeared Frances Dixon known to me to be a Assistant Vice President of JPMorgan Chase Bank, National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Barbara T. Tenorio
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND )
                  : ss.:
COUNTY OF HOWARD  )

     On the __ day of November 2005 before me, a Notary Public in and for said State, personally appeared John Kendall known to me to be a Sr. Vice President of Fieldstone Servicing Corp., a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Melissa Brown
                              --------------------------------------------------
                              Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                          FORM OF INITIAL CERTIFICATION

                                __________________
                                       Date

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

     Re: Transfer and Servicing Agreement (the "Transfer and Servicing
         Agreement") dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, HSBC Bank USA, National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the Transfer and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.0 1(b) of the Transfer and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Transfer and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is subject in all respects to the terms of Section
2.02 of the Transfer and Servicing Agreement and the sections cross-referenced therein.

                                        [Custodian]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A-2

                          FORM OF INTERIM CERTIFICATION

                                __________________
                                       Date

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

     Re: Transfer and Servicing Agreement (the "Transfer and Servicing
         Agreement") dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, HSBC Bank USA, National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

     In accordance with Section 2.02(b) of the Transfer and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement including, but not limited to, Section 2.02(b).

                                        [Custodian]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      A-2-1

                                   EXHIBIT A-3

                           FORM OF FiNAL CERTIFICATION

                                __________________
                                      Date

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: Corporate Trust

Fieldstone Mortgage Investment Corporation
11000 Broken Land Parkway, Suite 600
Columbia, Maryland 21044
Attention:

     Re: Transfer and Servicing Agreement (the "Transfer and Servicing
         Agreement") dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, HSBC Bank USA, National Association, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer, and Fieldstone Investment Corporation, as Seller

Ladies and Gentlemen:

     In accordance with Section 2.02(d) of the Transfer and Servicing Agreement, the undersigned, as Custodian on behalf of the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Transfer and Servicing Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Transfer and Servicing Agreement. This certificate is qualified in all respects by the terms of said Transfer and Servicing Agreement.

                                        [Custodian]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      A-3-1

                                   EXHIBIT A-4

                               FORM OF ENDORSEMENT

     Pay to the order of HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee") under the Transfer and Servicing Agreement dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, the Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer, and Fieldstone Investment Corporation, as Seller, relating to Fieldstone Mortgage Investment Trust, Series 2005-3 Mortgage-Backed Notes, without recourse.


                                        ----------------------------------------
                                        [current signatory on note]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                      A-4-1

                                   EXHIBIT B-1

                             FORM OF SWAP AGREEMENT


                                      B-1-1

                                   EXHIBIT B-2

                                   [RESERVED]


                                      B-2-1

                                    EXHIBIT C

                           FORM OF LOST NOTE AFFIDAVIT

     I, _____________________________, being duly sworn, do hereby state under oath that:

1.   I, as __________________ of ___________________________ (the "Company"), am
     authorized to make this Affidavit on behalf of the Company.

2.   The Company received the following described mortgage note (the "Note"):
     Loan No.:
     Borrower(s):
     Original Principal Amount:
     from the Borrower(s) to secure a Deed of Trust/Mortgage (the "Deed of Trust/Mortgage") dated ______________ from the Borrower(s) to the Company.

3. The Company represents and warrants that it has not canceled, altered, assigned, or hypothecated the Note.

4. The original Note, a true and correct copy of which is attached hereto, was not located after a thorough and diligent search, and based thereon, the Company declares the Note lost.

5. This Affidavit is intended to be relied on by the Indenture Trustee and its successors and assigns.

6. The Company has assigned all of its right, title and interest in the Note and the Deed of Trust/Mortgage to the Indenture Trustee and agrees immediately and without further consideration to surrender the original Note to the Indenture Trustee or its successor and assigns if such original Note ever comes into the Company's possession, custody, or power.

7. The Company further agrees to indemnify and hold harmless the Indenture Trustee and its successors and assigns from any and all loss, liability, costs, damages, reasonable attorneys' fees and expenses without limitation in connection with or arising out of the representations, warranties, and agreements made in this Affidavit and any claim of any nature made by any entity with respect to the Note.

8. The Company agrees and acknowledges that this Affidavit may be presented as evidence of the Note, whether in any proceeding or action with respect thereto or otherwise, and hereby authorizes such use of this Affidavit.

9. The representations, warranties, and agreements herein shall bind the undersigned and its successors and assigns, and shall inure to the benefit of the Indenture Trustee and its successors and assigns.

EXECUTED THIS ______ day of ____________, 200_ on behalf of _______________


          ----------------------------
          By:
          Its:

STATE OF __________________ )
                            ) ss:
COUNTY OF _________________ )

     On the _____ day of ______________, 200___, before me,
_____________________, a notary public in and for said State, personally appeared ___________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                                           ---------------------
                                                           Notary Public

My Commission Expires:

                                    EXHIBIT D

                               CUSTODIAL AGREEMENT

                                    EXHIBIT E

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                        ________________________

To: ____________________
    ____________________
    ____________________
     (the "Depository")

     As Subservicer under the Transfer and Servicing Agreement dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, you, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer and Fieldstone Investment Corporation, as Seller (the "Transfer and Servicing Agreement"), we hereby authorize and request you to establish an account as a Custodial Account pursuant to Section 3.03 of the Transfer and Servicing Agreement, designated as "Wells Fargo Bank, N.A. in trust for HSBC Bank USA, National Association, as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2005-3." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   JPMorgan Chase Bank, National Association
                                      Subservicer


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _______________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                   ---------------------------------------------
                                                     Depository


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

                                    EXHIBIT F

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                      _____________ ____, ______

To: ____________________
    ____________________
    ____________________
     (the "Depository")

     As Subservicer under the Transfer and Servicing Agreement dated as of November 1, 2005 by and among Fieldstone Mortgage Investment Corporation, as Depositor, you, as Indenture Trustee, Wells Fargo Bank, N.A., as Trust Administrator and Master Servicer, Fieldstone Mortgage Investment Trust, Series 2005-3, as Issuer, Fieldstone Servicing Corp., as Servicer, JPMorgan Chase Bank, National Association, as Subservicer and Fieldstone Investment Corporation, as Seller (the "Transfer and Servicing Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Transfer and Servicing Agreement, to be designated as "Wells Fargo Bank, N.A. in trust for HSBC Bank USA, National Association, as Indenture Trustee for the Fieldstone Mortgage Investment Trust, Series 2005-3." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                   JPMorgan Chase Bank, National Association,
                                      Subservicer


                                   By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                   ---------------------------------------------
                                                     Depository


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------
                                   Date:
                                         ---------------------------------------

                                   EXHIBIT G-1

                        FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME    DESCRIPTION                                                FORMAT
----------    -----------                                                ------
INVNUM        INVESTOR LOAN NUMBER                                       Number no decimals
SERVNUM       SERVICER LOAN NUMBER, REQUIRED                             Number no decimals
BEGSCHEDBAL   BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED                Number two decimals
              BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
              REQUIRED
SCHEDPRIN     SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED         Number two decimals
              ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
              REQUIRED, .00 IF NO COLLECTIONS
CURT1         CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE                Number two decimals
CURT1DATE     CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE                DD-MM-YY
CURTIADJ      CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE            Number two decimals
CURT2         CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE                Number two decimals
CURT2DATE     CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE                DD-MM-YY
CURT2ADJ      CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE            Number two decimals
LIQPRIN       PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE       Number two decimals
OTHPRIN       OTHER PRINCIPAL, .00 IF NOT APPLICABLE                     Number two decimals
PRINREMIT     TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE   Number two decimals
INTREMIT      NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,               Number two decimals
              .00 IF NOT APPLICABLE
TOTREMIT      TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE             Number two decimals
ENDSCHEDBAL   ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED           Number two decimals
              ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
              .00 IF PAID OFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL     ENDING TRIAL BALANCE                                       Number two decimals
              .00 IF PAID OFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE    ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT          DD-MM-YY
ACTCODE       60 IF PAID OFF, BLANK IF NOT APPLICABLE                    Number no decimals
ACTDATE       ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE                DD-MM-YY


                                      G-1-1

INTRATE       INTEREST RATE, REQUIRED                                    Number seven decimals
                                                                         Example .0700000 for 7.00%
SFRATE.       SERVICING ADMINISTRATION FEE RATE, REQUIRED                Number seven decimals
                                                                         Example .0025000 for .25%
PTRATE        PASS THRU RATE, REQUIRED                                   Number seven decimals
                                                                         Example .0675000 for 6.75%
PIPMT         P&I CONSTANT, REQUIRED .00 IF PAID OFF                     Number two decimals



                                      G-1-2

                                   EXHIBIT G-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

1.  Deal Identifier by Loan
2.  SBO Loan Number
3.  Loan Number
4.  Investor Loan Number
5.  Street Address
6.  City
7.  State
8.  Zip Code
9.  Original Loan Amount
10. Origination Date
11. First Payment Date
12. Current Loan Amount
13. Current Interest Rate
14. Current P&I Payment Amount
15. [Reserved]
16. [Reserved]
17. Next Rate Adjustment Date
18. Next Payment Adjustment Date
19. Loan Term
20. Loan Type
21. [Reserved]
22. Product Type
23. Property Type
24. Ownership Code
25. Actual Due Date
26. Delinquency Status
27. [Reserved]
28. FC Flag
29. Date Loan Reinstated
30. FC Suspended Date
31. Reason Suspended
32. FC Start Date (referral date)
33. Actual Notice of Intent Date
34. Actual First Legal Date
35. [Reserved]
36. Date F/C Sale Scheduled
37. Foreclosure Actual Sale Date
38. Actual Redemption End Date
39. Occupancy Status
40. Occupancy Status Date
41. Actual Eviction Start Date
42. Actual Eviction Complete Date
43. Loss Mit Workstation Status


                                      G-2-1

44. Loss Mit Flag
45. Loss Mit Type
46. Loss Mit Start Date
47. Loss Mit Approval Date
48. Loss Mit Removal Date
49. REO Flag
50. Actual REO Start Date
51. REO List Date
52. REO List Price
53. Date REO Offer Received
54. Date REO Offer Accepted
55. REO Scheduled Close Date
56. REO Actual Closing Date
57. REO Net Sales proceeds
58. REO Sales Price
59. Paid Off Code
60. Paid in Full Date
61. MI Certificate Number
62. [Reserved]
63. [Reserved]
64. [Reserved]
65. [Reserved]
66. [Reserved]
67. [Reserved]
68. [Reserved]
69. [Reserved]
70. [Reserved]
71. [Reserved]
72. Actual Claim Filed Date
73. Actual Claim Amount Filed
74. Claim Amount Paid
75. Claim Funds Received Date
76. Realized Gain or Loss
77. BK Flag
78. Bankruptcy Chapter
79. Actual Bankruptcy Start Date
80. Actual Payment Plan Start Date
81. Actual Payment Plan End Date
82. Date POC Filed
83. Date Filed Relief/Dismissal
84. Relief/Dismissal Hearing Date
85. Date Relief/Dismissal Granted
86. Post Petition Due Date
87. Prepayment Flag
88. Prepayment Waived
89. Prepayment Premium Collected


                                      G-2-2

90. Partial Prepayment Amount Collected
91. Prepayment Expiration Date
92. Origination Value Date
93. Origination Value Source
94. Original Value Amount
95. FC Valuation Amount
96. FC Valuation Source
97. FC Valuation Date
98. REO Value Source
99. REO Value(As-is)
100. REO Repaired Value
101. REO Value Date
102. Investor/Security Billing Date Sent

Table: Delinquency

Name                                 Type        Max Character Size
----                                 ----        ------------------
Servicer Loan #                      Number                  10
Investor Loan #                      Number                  10
Servicer Investor #                  Text                     3
Borrower Name                        Text                    20
Address                              Text                    30
State                                Text                     2
Zip                                  Text                     5
Due Date                             Date/Time                8
Loan Type                            Text                     8
BK Filed Date                        Date/Time                8
BK Chapter                           Text                     6
BK Case Number                       Text            30 Maximum
Post Petition Due                    Date/Time                8
Motion for Relief                    Date/Time                8
Lift of Stay                         Date/Time                8
BK Discharge/Dismissal Date          Date/Time                8
Loss Mit Approval Date               Date/Time                8
Loss Mit Type                        Text                     5
Loss Mit Code                        Number                   2
Loss Mit Estimated Completion Date   Date/Time                8
Loss Mit Actual Completion Date      Date/Time                8
FC Approval Date                     Date/Time                8
File Referred to Attorney            Date/Time                8
NOD                                  Date/Time                8
Complaint Filed                      Date/Time                8
Scheduled Sale Date                  Date/Time                8
Actual Sale Date                     Date/Time                8
F/C Sale Amount                      Currency                 8
Eviction Start Date                  Date/Time                8


                                      G-2-3

Eviction Completed Date              Date/Time                8
List Price                           Currency                 8
List Date                            Date/Time                8
Accepted Offer Price                 Currency                 8
Accepted Offer Date                  Date/Time                8
Estimated REO Closing Date           Date/Time                8
Actual REO Sale Date                 Date/Time                8
Occupant Code                        Text                    10
Property Condition Code              Text                     2
Property Inspection Date             Date/Time                8
Property Value Date                  Date/Time                8
Current Property Value               Currency                 8
Repaired Property Value              Currency                 8
Current LTV                          Currency                 8
FNMA Delinquent Status Code          Text                     2
FNMA Delinquent Reason Code          Text                     3

If applicable:

MI Cancellation Date                 Date/Time                8
MI Claim Filed Date                  Date/Time                8
MI Claim Amount                      Currency                 8
MI Claim Reject Date                 Date/Time                8
MI Claim Resubmit Date               Date/Time                8
MI Claim Paid Date                   Date/Time                8
MI Claim Amount Paid                 Currency                 8
Pool Claim Filed Date                Date/Time                8
Pool Claim Amount                    Currency                 8
Pool Claim Reject Date               Date/Time                8
Pool Claim Paid Date                 Date/Time                8
Pool Claim Amount Paid               Currency                 8
Pool Claim Resubmit Date             Date/Time                8
FHA Part A Claim Filed Date          Date/Time                8
FHA Part A Claim Amount              Currency                 8
FHA Part A Claim Paid Date           Date/Time                8
FHA Part A Claim Paid Amount         Currency                 8
FHA Part B Claim Filed Date          Date/Time                8
FHA Part B Claim Amount              Currency                 8
FHA Part B Claim Paid Date           Date/Time                8
FHA Part B Claim Paid Amount         Currency                 8
VA Claim Filed Date                  Date/Time                8
VA Claim Paid Date                   Date/Time                8
VA Claim Paid Amount                 Currency                 8

     The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

o    ASUM-   Approved Assumption


                                      G-2-4

o    BAP-    Borrower Assistance Program
o    CO-     Charge Off
o    DIL-    Deed-in-Lieu
o    FFA-    Formal Forbearance Agreement
o    MOD-    Loan Modification
o    PRE-    Pre-Sale
o    SS-     Short Sale
o    MISC-   Anything else approved by the PMI or Pool Insurer

     [Master Servicer and Trust Administrator] will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply [Master Servicer and Trust Administrator] with a description of each of the Loss Mitigation Types prior to sending the file.


                                      G-2-5

     The Occupant Code field should show the current status of the property. The acceptable codes are:

     o    Mortgagor

     o    Tenant

     o    Unknown

     o    Vacant

     The Property Condition field should show the last reported condition of the property. The acceptable codes are:

     o    Damaged

     o    Excellent

     o    Fair

     o    Gone

     o    Good

     o    Poor

     o    Special Hazard

     o    Unknown

     The FNMA Delinquent Reason Code field should show the Reason for Default. The following FNMA Delinquency Reason Codes to be used are below.

Delinquency Code   Delinquency Description
----------------   -----------------------
001                FNMA-Death of principal mortgagor
002                FNMA-Illness of principal mortgagor
003                FNMA-Illness of mortgagor's family member
004                FNMA-Death of mortgagor's family member
005                FNMA-Marital difficulties
006                FNMA-Curtailment of income
007                FNMA-Excessive Obligation
008                FNMA-Abandonment of property
009                FNMA-Distant employee transfer
011                FNMA-Property problem
012                FNMA-Inability to sell property
013                FNMA-Inability to rent property
014                FNMA-Military Service
015                FNMA-Other
016                FNMA-Unemployment
017                FNMA-Business failure
019                FNMA-Casualty loss
022                FNMA-Energy environment costs


                                      G-2-6

023                FNMA-Servicing problems
026                FNMA-Payment adjustment
027                FNMA-Payment dispute
029                FNMA-Transfer of ownership pending
030                FNMA-Fraud
031                FNMA-Unable to contact borrower
INC                FNMA-Incarceration

     The FNMA Delinquent Status Code field should show the Status of Default. The following FNMA Delinquency Status Codes to be used are below.

Status Code   Status Description
-----------   ------------------
    09.       Forbearance
    17        Pre-foreclosure Sale Closing Plan Accepted
    24        Government Seizure
    26        Refinance
    27        Assumption
    28        Modification
    29        Charge-Off
    30        Third Party Sale
    31        Probate
    32        Military Indulgence
    43        Foreclosure Started
    44        Deed-in-Lieu Started
    49        Assignment Completed
    61        Second Lien Considerations
    62        Veteran's Affairs-No Bid
    63        Veteran's Affairs-Refund
    64        Veteran's Affairs-Buydown
    65        Chapter 7 Bankruptcy
    66        Chapter 11 Bankruptcy
    67        Chapter 13 Bankruptcy


                                      G-2-7

                                   EXHIBIT G-3

                          FORM 332 REALIZED LOSS REPORT
                             WELLS FARGO BANK, N.A.

Purpose

     To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

     The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

     With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

     The numbers on the form correspond with the numbers listed below.

1.   The actual Unpaid Principal Balance of the Mortgage Loan.

2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8. Accrued Servicing Fees based upon the Stated Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.  The total of lines 1 through 9.


                                      G-3-1

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.  The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis (_).


                                      G-3-2

                             WELLS FARGO BANK, N.A.
                          CALCULATION OF REALIZED LOSS

________________________________________________________________________________
           [______________________] Trust: ___________________________
     Prepared by: _______________                       Date:______________
     Phone: ___________________

     -----------------            -------------            ----------------
     Servicer Loan No.            Servicer Name            Servicer Address

     -----------------            -------------            ----------------

     [Master Servicer and Trust Administrator]
     Loan No. ______________________________
     Borrower's Name:
     Property
     Address:

     Liquidation and Acquisition Expenses:
        Actual Unpaid Principal Balance of Mortgage Loan   $_______________(1)
        Interest accrued at Net Rate                       ________________(2)
        Attorney's Fees                                    ________________(3)
        Taxes                                              ________________(4)
        Property Maintenance                               ________________(5)
        MI/Hazard Insurance Premiums                       ________________(6)
        Hazard Loss Expenses                               ________________(7)
        Accrued Servicing Fees                             ________________(8)
        Other (itemize)                                    ________________(9)
        ________________________________________           $__________________
        ________________________________________           ___________________
        ________________________________________           ___________________
        ________________________________________           ___________________
     Total Expenses                                        $______________(10)
     Credits:
        Escrow Balance                                     $______________(11)
        HIP Refund                                         _______________(12)
        Rental Receipts                                    _______________(13)
        Hazard Loss Proceeds                               _______________(14)
        Primary Mortgage Insurance Proceeds                _______________(15)
        Proceeds from Sale of Acquired Property            _______________(16)
        Other (itemize)                                    _______________(17)
        ________________________________________           ___________________
        ________________________________________           ___________________
     Total Credits______________________________________   $______________(18)
Total Realized Loss (or of Gain)                           $______________(19)

Data must be submitted to [Master Servicer and Trust Administrator] in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data for all loans that are 60 days + delinquent and/or in bankruptcy, foreclosure or REO.


                                      G-3-3

                                    EXHIBIT H

                          FORM OF BACK-UP CERTIFICATION

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

[Name and address of
master servicer]

Re: [name of securitization]

     JPMorgan Chase Bank, National Association, as Subservicer hereby certifies to the Seller, the Master Servicer, the Indenture Trustee, the Trust Administrator and the Servicer that:

     1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

     2. To our knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Transfer and Servicing Agreement has been provided to the Master Servicer;

     3. Based upon the review required by the Transfer and Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report, the Subservicer has, as of the last day of the period covered by such reports fulfilled the obligations of the Servicer under the Transfer and Servicing Agreement; and

     4. The Subservicer has disclosed to the Master Servicer all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Transfer and Servicing Agreement.

     Capitalized terms used but not defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, dated as of November 1, 2005 (the "Servicing Agreement"), among Fieldstone Mortgage Investment Trust, Series 2005-3, as issuer (the "Issuer"), Fieldstone

Mortgage Investment Corporation, as depositor (the "Depositor"), HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee"), Fieldstone Servicing Corp., as servicer (the "Servicer"), Fieldstone Investment Corporation, as seller (the "Seller"), JPMorgan Chase Bank, National Association, as Subservicer (the "Subservicer") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and trust administrator (the "Trust Administrator").

                                        JPMorgan Chase Bank, National
                                        Association, as Subservicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                    EXHIBIT I

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

     SUBSEQUENT TRANSFER AGREEMENT (the "Agreement"), dated as of ______, 200_ by and among Fieldstone Investment Corporation (the "Seller"), Fieldstone Mortgage Investment Corporation (the "Depositor)", Fieldstone Mortgage Investment Trust, Series 2005-3 (the "Trust"), HSBC Bank USA, National Association (the "Indenture Trustee") and Wells Fargo Bank, N.A. (the "Trust Administrator") pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH:

     WHEREAS, pursuant to a Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), dated as of November 1, 2005, among the Seller, the Depositor, the Trust, the Indenture Trustee and the Trust Administrator, the Seller wishes to convey the Subsequent Mortgage Loans (as defined below) to the Depositor, the Depositor wishes to convey the Subsequent Mortgage Loans to the Trust, and the Trust wishes to acquire the same for the consideration set forth in Section IV below; and

     WHEREAS, the Seller shall timely deliver to the Indenture Trustee, Trust Administrator and Depositor an Addition Notice related to such conveyance as required by Section 2.04 of the Transfer and Servicing Agreement;

     NOW THEREFORE, the Seller, the Depositor, the Trust, the Indenture Trustee and the Trust Administrator hereby agree as follows:

     Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement unless otherwise defined.

          "Subsequent Mortgage Loans" shall mean, for purposes of this Agreement, the Subsequent Mortgage Loans listed in the Subsequent Mortgage Loan Schedule attached hereto as Schedule I.

          "Subsequent Transfer Date" shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, the date hereof.

          "Subsequent Cut-off Date" shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, [________].

     Section II. Subsequent Mortgage Loan Schedule. The Subsequent Mortgage Loan Schedule attached hereto as Schedule I is a supplement to the Initial Mortgage Loan Schedule attached as Schedule A to the Transfer and Servicing Agreement. The Mortgage Loans listed in the Subsequent Mortgage Loan Schedule constitute the Subsequent Mortgage Loans to be transferred pursuant to this Agreement on the Subsequent Transfer Date.

   [Signature Page One to Fieldstone 2005-3 Transfer and Servicing Agreement]

     Section III. Transfer of Subsequent Mortgage Loans. As of the related Cut-off Date, subject to and upon the terms and conditions set forth in Sections 2.01,2.02, 2.04, 3.01, 3.02 and 3.03 of the Transfer and Servicing Agreement and set forth in this Agreement, the Seller hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Trust without recourse other than as expressly provided herein and in the Transfer and Servicing Agreement, all the right, title and interest of the Seller and the Depositor in and to the (i) Subsequent Mortgage Loans including the related Stated Principal Balance as of the subsequent Cut-off Date, all interest accruing thereon after the Subsequent Cut-off Date, and all collections in respect of principal received after the Subsequent Cut-off Date; (ii) property which secured a Subsequent Mortgage Loan and which is acquired by foreclosure or in lieu of foreclosure; (iii) interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; and (iv) all proceeds of any of the foregoing.

     Section IV. Representations and Warranties of the Seller and the Depositor.
(a) The Seller and the Depositor hereby represent and warrant to the Trust for the benefit of the Certificateholders that the representations and warranties of the Seller and the Depositor set forth in Sections, (b) and (c) of the Transfer and Servicing Agreement are true and correct with respect to the Seller and the Subsequent Mortgage Loans as of the Subsequent Transfer Date.

     (b) The Seller hereby represents and warrants that (i) the aggregate of the Stated Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Trust pursuant to this Agreement as of the Subsequent Cut-off Date is $_____________and (ii) the conditions precedent for the transfer of Subsequent Mortgage Loans set forth in
Section 2.04 of the Transfer and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

     (c) The Seller and the Depositor hereby represent and warrant that neither the Seller nor the Depositor is (i) insolvent and will not be rendered insolvent by the transfer of Subsequent Mortgage Loans pursuant to this Agreement or (ii) aware of any pending insolvency.

     Section V. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

     Section VI. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws principles applied in New York (other than Section 5-1401 of the New York General Obligations Law which shall apply hereto).

     Section VII. Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust

   [Signature Page One to Fieldstone 2005-3 Transfer and Servicing Agreement]

National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

   [Signature Page One to Fieldstone 2005-3 Transfer and Servicing Agreement]

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto authorized as of the date first written above.

                                        FIELDSTONE MORTGAGE INVESTMENT
                                        TRUST, SERIES 2005-3,
                                           as Issuer


                                        BY: U.S. BANK TRUST NATIONAL
                                            ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Owner Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FIELDSTONE MORTGAGE INVESTMENT
                                        CORPORATION,
                                           as Depositor


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Indenture Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        WELLS FARGO BANK, N.A.,
                                           as Trust Administrator and Master
                                           Servicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

   [Signature Page One to Fieldstone 2005-3 Transfer and Servicing Agreement]

                                        FIELDSTONE SERVICING CORP.,
                                           as Servicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION,
                                           as Subservicer


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FIELDSTONE INVESTMENT CORPORATION,
                                           as Seller

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

   [Signature Page Two to Fieldstone 2005-3 Transfer and Servicing Agreement]

STATE OF MINNESOTA      )
                        : ss.:
COUNTY OF RAMSEY        )

     On this ___ day of November, 2005, before me, personally appeared ______________, known to me to be a ______________ of U.S. Bank Trust National Association, a _________________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        : ss.:
COUNTY OF HOWARD        )

     On the _____ day of November, 2005, before me, personally appeared ___________, known to me to be a _______________ of Fieldstone Mortgage Investment Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

          On the _____ of November 2005 before me, a Notary Public in and for said State, personally appeared ____________, known to me to be a _______________ of HSBC Bank USA, National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        : ss.:
CITY OF BALTIMORE       )

     On the __ day of November 2005, before me, a notary public in and for said State, personally appeared __________________________, known to me to be a ____________ of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

STATE OF MARYLAND       )
                        : ss.:
COUNTY OF HOWARD        )

     On the __ of November 2005 before me, a Notary Public in and for said State, personally appeared _______________ known to me to be a ________ of Fieldstone Servicing Corp., a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

STATE OF CALIFORNIA     )
                        : ss.:
COUNTY OF SAN DIEGO     )

     On the __ of November 2005 before me, a Notary Public in and for said State, personally appeared _____________ known to me to be a _________________ of JPMorgan Chase Bank, National Association, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        : ss.:
COUNTY OF HOWARD        )

     On the __ of November 2005 before me, a Notary Public in and for said State, personally appeared _______________ known to me to be a _____________ of Fieldstone Investment Corporation, a corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ------------------------------
                                                  Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT J

                        SUBSEQUENT MORTGAGE LOAN CRITERIA

     The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

     o such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

     o such Subsequent Mortgage Loan may not have a final maturity date later than January 1, 2036;

     o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

     o such Subsequent Mortgage Loan will have a Mortgage Rate not less than 6.000% per annum;

     o such Subsequent Mortgage Loan will not have an original loan-to-value ratio greater than 100%;

     o such Subsequent Mortgage Loan will have a principal balance not greater than $1,200,000;

     o such Subsequent Mortgage Loan will be secured by a first or second lien on a Mortgaged Property; and

     o such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

     Following the purchase of such Subsequent Mortgage Loans by the Trust, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

Mortgage Pool

     o    a weighted average current Mortgage Rate of at least 7.25% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average original loan-to-value ratio of not more than 82.50%;

     o    a weighted average Credit Score of at least 649; and

     o no more than 10.00% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 1

     o    a weighted average current Mortgage Rate of at least 7.35% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average original loan-to-value ratio of not more than 81.50%; and

     o no more than 15.00% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 2

     o    a weighted average current Mortgage Rate of at least 7.20% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o a weighted average original loan-to-value ratio of not more than 83.10%; and

     o no more than 8.00% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

                                    EXHIBIT K

                           FANNIE MAE GUIDE NO. 95-19

Reference

          o    Selling     This announcement amends the guide(s) indicated.

          o    Servicing   Please keep it for reference until we issue a formal
                           change.

Subject   "Full-File" Reporting to Credit Repositories

     Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a "full-file" status report for the mortgages they service for us.

     "Full-file" reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date -- for example, at the end of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month's activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which "full-file" status reports must be sent is attached.

     Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

     Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

                                                                        11/20/95

                             FANNIE MAE GUIDE 95-19

                                                                    ATTACHMENT I

                                  ANNOUNCEMENT

                            Major Credit Repositories

     A "full-file" status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company                              Telephone Number
-------                              ----------------
Consumer Credit Associates, Inc.     Call (713) 595-1190, either extension
950 Threadneedle Street, Suite 200   150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

Equifax                              Members that have an account number may
                                     call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685- 5000 and select the customer assistance option.

TRW Information Systems & Services   Call (800) 831-5614 for all inquiries,
601 TRW Parkway                      current members should select option 3;
Allen, Texas 75002                   lenders that need to set up an account
                                     should select Option 4.

Trans Union Corporation              Call (312) 258-1818 to get the name of the
555 West Adams                       local bureau to contact about setting up an
Chicago, Illinois 60661              account or obtaining other information.


                                  Attachment 1

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE


                                  Schedule A-1

                                  SCHEDULE A-1


                                 Schedule A-1-1